AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2003

                                           REGISTRATION STATEMENT NO. 333-102791
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                   COLLEGE LOAN CORPORATION                                        COLLEGE LOAN CORPORATION TRUST I
            (Depositor of the Issuer of the Notes)                                       (Issuer of the Notes)
    (Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)

                          CALIFORNIA                                                           DELAWARE
(State or other jurisdiction of incorporation or organization)      (State or other jurisdiction of incorporation or organization)

                          33-087395                                                           01-6110137
           (I.R.S. employer identification number)                              (I.R.S. employer identification number)
                   16855 W. BERNARDO DRIVE                                              16855 W. BERNARDO DRIVE
                          SUITE 270                                                            SUITE 270
                 SAN DIEGO, CALIFORNIA 92127                                          SAN DIEGO, CALIFORNIA 92127
                        (888) 972-6311                                                      (888) 972-6311
(Address, including zip code, and telephone number, including area     (Address, including zip code, and telephone number, including
       code, of registrant's principal executive offices)                area code, of registrant's principal executive offices)

                                  MARK BRENNER
                                 GENERAL COUNSEL
                            COLLEGE LOAN CORPORATION
                             16855 W. BERNARDO DRIVE
                                    SUITE 270
                           SAN DIEGO, CALIFORNIA 92127
                                 (888) 972-6311
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                         ------------------------------

                                    COPY TO:

                              RICHARD L. FRIED, ESQ
                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                               New York, NY 10038
                         ------------------------------

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
================================================ ====================== =========================== ============================
                                                                             PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT TO BE           AGGREGATE OFFERING               AMOUNT OF
                  REGISTERED                        REGISTERED (1)          PRICE PER UNIT (2)        REGISTRATION FEE (3)(4)
------------------------------------------------ ---------------------- --------------------------- ----------------------------
Student Loan Asset-Backed Notes                    $1,300,000,000.00               100%                     $105,181.10
================================================ ====================== =========================== ============================

(1) The amount of securities being registered represents the maximum aggregate principal amount of securities currently expected to be offered for sale.

(2)  Estimated solely for purposes of calculating the registration fee.

(3) Registration fee is calculated on the basis of $92.00 per million offered for the first $1,000,000 and $80.90 per million offered thereafter.

(4) The sum of $105,089.10 is remitted at the time of filing this Registration Statement. A fee of $92.00 was previously paid on January 29, 2003.

PROSPECTUS SUPPLEMENT
(To prospectus dated ________ ___, 20__)

                             $______________________
                         STUDENT LOAN ASSET-BACKED NOTES

                      COLLEGE LOAN CORPORATION TRUST 20__-_
                                     ISSUER

                        COLLEGE LOAN LLC                                         COLLEGE LOAN CORPORATION
                            SPONSOR                                                ISSUER ADMINISTRATOR

                   ORIGINAL
                   PRINCIPAL                                                      PRICE TO    UNDERWRITING    PROCEEDS TO
                    AMOUNT           INTEREST RATE        FINAL MATURITY DATE      PUBLIC       DISCOUNT       ISSUER(1)
Class A-1 Notes  $__________   3-month LIBOR plus ___%      _____ __, 20__        ____%         ____%        $__________
Class A-2 Notes  $__________   3-month LIBOR plus ___%      _____ __, 20__        ____%         ____%        $__________
Class A-3 Notes  $__________   3-month LIBOR plus ___%      _____ __, 20__        ____%         ____%        $__________
Class A-4 Notes  $__________        Auction Rate            _____ __, 20__        ____%         ____%        $__________
Class B Notes    $__________        Auction Rate            _____ __, 20__        ____%         ____%        $__________
  TOTAL          $__________                                                     $_______      $_______      $__________

____________________

(1)  Before deducting expenses estimated to be $_____________.

     The notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee.

     All of the Class A notes offered pursuant to this prospectus supplement will be rated [___] by [__________] and [___] by [__________]. The Class B notes offered pursuant to this prospectus supplement will be rated [___] by [__________] and [____] by [__________].

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

     The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book entry form only on or about ________ __, 20__.


                         [INSERT NAMES OF UNDERWRITERS]
                                __________, 20__


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

Summary of Terms...............................................................1
Risk Factors..................................................................11
College Loan Corporation Trust 20__-_.........................................13
The Student Loan Operations of College Loan Corporation Trust 20__-_..........13
Use of Proceeds...............................................................17
Acquisition of Student Loans..................................................17
Characteristics of the Student Loans..........................................17
Information Relating to the Guarantee Agencies................................25
Description of the Notes......................................................27
Credit Enhancement............................................................32
[Interest Rate Cap Derivative Agreement]......................................32
[LIBOR Note Derivative Product Agreements]....................................35
ERISA Considerations..........................................................41
Certain Federal Income Tax Considerations.....................................41
Reports to Noteholders........................................................42
Special Note Regarding Forward Looking Statements.............................42
Plan of Distribution..........................................................42
Legal Matters.................................................................44

                                   PROSPECTUS

About This Prospectus........................................................i
Summary of the Offering....................................................iii
Risk Factors.................................................................1
Special Note Regarding Forward Looking Statements...........................11
Formation of the Trusts.....................................................12
The Sponsor.................................................................13
The Issuer Administrator....................................................13
Description of the Notes....................................................14
Security and Sources of Payment for the Notes...............................23
Book-Entry Registration.....................................................26
Additional Notes............................................................31
Summary of the Indenture Provisions.........................................31
Description of Credit Enhancement and Derivative Products...................42
Description of the Federal Family Education Loan Program....................44
Description of the Guarantee Agencies.......................................58
Federal Income Tax Consequences.............................................65
ERISA Considerations........................................................70
Plan of Distribution........................................................71
Legal Matters...............................................................72
Financial Information.......................................................72
Ratings.....................................................................72
Incorporation of Documents by Reference; Where to Find More Information.....73
Glossary of Terms...........................................................74
Appendix I - Global Clearance, Settlement and Tax Documentation Procedures..78



              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the notes is available in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

     IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

     Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page __ in the accompanying prospectus.

                                SUMMARY OF TERMS

     THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE TERMS OF THE NOTES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION.

     BEFORE DECIDING TO PURCHASE THE NOTES, YOU SHOULD CONSIDER THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" IN THE PROSPECTUS.

PRINCIPAL PARTIES AND DATES

ISSUER

o    College Loan Corporation Trust 20__-_

SPONSOR

o    College Loan LLC

[SERVICER]

o    [insert name of servicer]

[MASTER SERVICER]

o    [College Loan Corporation]

[SUBSERVICERS]

o    [insert names of subservicers]

ISSUER ADMINISTRATOR

o    College Loan Corporation

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

o    [insert name]

DELAWARE TRUSTEE

o    [insert name]

AUCTION AGENT

o    [insert name]

DISTRIBUTION DATES

LIBOR-RATE NOTES. Distributions will be made on the LIBOR-rate notes on the ___ day of each ______, ______, ______ and ______. If any distribution date is not a business day, the distribution date will be the next business day. The initial distribution date will be __________, 20__.

AUCTION RATE NOTES. Distributions will be made on the business day following the end of each auction period for that class of auction rate notes. We sometimes refer to a distribution date for a class of auction rate notes as an "auction rate distribution date." The initial auction period will begin on the closing date and end on _____, 20__. The initial auction rate distribution date will be ______, 20__.

COLLECTION PERIODS

The collection periods will be the three full calendar months preceding each quarterly distribution date. The initial collection period will be the period beginning on _________, 20__ and ending on _________, 20__.

INTEREST ACCRUAL PERIODS

LIBOR-RATE notes. The initial interest accrual period for the LIBOR-rate notes begins on the closing date and ends on ________, 20__. For all other distribution dates, the interest accrual period will begin on the prior distribution date and end on the day before such distribution date.

AUCTION RATE NOTES. The interest accrual period for the auction rate notes is the period from the previous auction date through the auction date preceding the auction rate distribution date. The first interest accrual period, however, will begin on the closing date and end on the initial auction date. We sometimes refer to an interest accrual period for a class of auction rate notes as an "auction period."

CUT-OFF DATE

The cut-off date for the student loan portfolio the trust will acquire on the closing date is __________ 1, 20__.

CLOSING DATE

The closing date for this offering is expected to be on or about _________, 20__.

DESCRIPTION OF THE NOTES

GENERAL

College Loan Corporation Trust 20__-_ is offering the following student loan asset-backed notes:

o    class A-1 notes in the aggregate principal amount of $__________;

o    class A-2 notes in the aggregate principal amount of $__________;

o    class A-3 notes in the aggregate principal amount of $__________;

o    class A-4 notes in the aggregate principal amount of $__________; and

o    class B notes in the aggregate principal amount of $__________.

The notes will be issued pursuant to an indenture of trust. The class A notes will be senior notes and the class B notes will be subordinate notes. The class A-1 notes, class A-2 notes and class A-3 notes bear interest based on three-month LIBOR, and we sometimes refer to them as "LIBOR-rate notes." The class A-4 notes and class B notes will bear interest based on an auction rate, and we sometimes refer to them as "auction rate notes." The LIBOR-rate notes will be available for purchase in multiples of $1,000. The auction rate notes will be available for purchase in multiples of $50,000.

Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the record date, which is:

o    for the LIBOR-rate notes, the day before the related distribution date and

o for the auction rate notes, the business day before the related auction date.

INTEREST RATES AND PAYMENTS

LIBOR-RATE NOTES. The LIBOR-rate notes will bear interest at the following annual rates:

o the class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus ___%,

o the class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus ___%,

o the class A-3 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus ___%,

The issuer administrator will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the issuer administrator will determine the LIBOR rate according to a formula described below in "Description of the Notes--Interest Payments."

Interest accrued on the outstanding principal balance of the LIBOR-rate notes during each interest accrual period will be paid on the related distribution date.

AUCTION RATE NOTES. The interest rate on the auction rate notes is determined at auction. The initial auction date and the initial rate adjustment date for each class of auction rate notes are set forth below:

                     Initial Auction     Initial Rate
CLASS                      DATE         Adjustment DATE
A-4                  ______, 20__      _____, 20__
B                    ______, 20__      _____, 20__


For each auction period, the interest rate for the auction rate notes will be the least of:

o the rate determined pursuant to the auction procedures described under "Description of the Notes--Auction rate notes" in the prospectus;

o    the maximum rate, which is equal to the least of:

     o the LIBOR rate for a comparable period plus a margin ranging from ___% to ___% depending on the ratings of the auction rate notes,

     o    ___%, and

     o    the maximum rate permitted by law; and

o the student loan rate, which is the weighted average interest rate of the student loans in the trust minus administrative expenses.

We sometimes refer to the interest rate for the auction rate notes as the "auction rate."

Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360.

After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period, the auction date or the nature of the interest rate for any class of auction rate notes may change as described under "Description of the Notes--Auction rate notes" in the prospectus.

If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the interest accrual period will be the non-payment rate, which is one-month LIBOR plus ___%.

If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the accrual period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less ___%.

Interest accrued on the outstanding principal balance of a class of auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

PRINCIPAL PAYMENTS

On each distribution date or auction rate distribution date, as applicable, principal payments will be made on the notes in an amount equal to the lesser of:

o the principal distribution amount for that distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding distribution date; and

o funds available to pay principal as described below in "Description of the Notes--Flow of Funds."

Principal will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class B notes until paid in full. See "Security and Sources of Payment for the Notes--Collection Fund" in the prospectus.

FINAL MATURITY

o The class A-1 notes will be paid in full by the __________, 20__ distribution date;

o the class A-2 notes will be paid in full by the __________, 20__ distribution date;

o the class A-3 notes will be paid in full by the __________, 20__ distribution date;

o the class A-4 notes will be paid in full by the __________, 20__ distribution date; and

o the class B notes will be paid in full by the __________, 20__ distribution date.

DESCRIPTION OF THE TRUST

GENERAL

College Loan Corporation Trust 20__-_ is a Delaware statutory trust whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

The trust will use the proceeds from the sale of the notes to purchase student loans [to purchase the interest rate cap derivative agreement,] to make a deposit to the Collection Fund, to make a deposit to the Reserve Fund and to pay costs of issuing the notes.

The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the trustee, the payments the trust receives on those student loans and investments [and any payments the trust receives under the interest rate cap derivative agreement and the LIBOR note derivative product agreements].

THE TRUST'S ASSETS

The assets of the Trust will include:

o the FFELP student loans acquired with the proceeds of the sale of the notes;

o    collections and other payments received on account of the student loans;

o money and investments held in funds created under the indenture, including the Acquisition Fund, the Collection Fund and the Reserve Fund; and

o [its rights under the interest rate cap derivative agreement and the LIBOR note derivative product agreements].

THE ACQUISITION FUND

Approximately $______________ of the proceeds from the sale of the notes will be deposited into the Acquisition Fund and will be used on the closing date by the eligible lender trustee to purchase student loans on behalf of the trust, to pay costs of issuance [and to purchase the interest rate cap derivative agreement].

THE COLLECTION FUND

The trust will make an initial deposit to the Collection Fund from the proceeds of the sale of the notes in the amount of $____________. The indenture trustee will deposit into the Collection Fund all revenues derived from student loans and money or assets on deposit in the trust [and any payments received from the counterparties to the interest rate cap derivative agreement and the LIBOR note derivative product agreements]. Money on deposit in the Collection Fund will be used to pay the trust's operating expenses, which include servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees [and LIBOR note derivative product agreement fees], and interest and principal on the notes.

THE RESERVE FUND

The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $___________. The Reserve Fund is subject to a minimum amount equal to the greater of ___% of the pool balance as of the close of business on the last day of the related collection period, or $_________. On each distribution date or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees, [LIBOR note derivative product agreement fees] and the interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund as described below under "Description of the Notes--Flow of Funds." Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

The student loans the trust will acquire with the proceeds of the sale of the notes are loans originated under the Federal Family Education Loan Program. The information in this prospectus supplement relating to the student loans the trust will acquire on the closing date is presented as of ____________ 1, 20__. As of that date, the student loans had an aggregate outstanding principal balance of $_____________, which includes accrued interest of $___________ to be capitalized on commencement of repayment. In addition, the weighted average annual interest rate of the student loans was approximately _____% and their weighted average remaining term to scheduled maturity was approximately ___ months. The student loans that the trust will acquire on the closing date with the proceeds of the notes are described more fully below under "Characteristics of the Student Loans" in this prospectus supplement.

FLOW OF FUNDS

Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. On each distribution date or auction rate distribution date, as applicable, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, in the following order:

o to the master servicer, the indenture trustee, the auction agent, the broker dealers and the Delaware trustee, pro rata, the servicing fees, the trustees' fees and the auction agent fees and broker dealer fees due on that distribution date or auction rate distribution date;

o to the issuer administrator, the administration fee and any prior unpaid administration fees;

o [to the LIBOR note derivative product agreement counterparties, any fees due and owing to those counterparties];

o to the class A-1, class A-2, class A-3 and class A-4 noteholders, pro rata, to pay interest due on the class A-1, class A-2, class A-3 and class A-4 notes;

o    to the class B noteholders, to pay interest due on the class B notes;

o to the class A-1 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-1 notes is reduced to zero;

o to the class A-2 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-2 notes is reduced to zero;

o to the class A-3 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-3 notes is reduced to zero;

o to the class A-4 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-4 notes is reduced to zero;

o to the class B noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class B notes is reduced to zero;

o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

o [to the LIBOR note derivative product agreement counterparties, pro rata, any unreimbursed payments made by the counterparties under the terms of the related LIBOR note derivative product agreement plus interest on such amounts];

o    to the master servicer, any unpaid carry-over servicing fee;

o    to the sponsor, any remaining amounts.

The term "Principal Distribution Amount" means:

o on the initial distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance as of the last day of the initial collection period; or

o on each subsequent distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount, if any, of the Principal Distribution Amount due on the prior distribution date that was not paid.

For this purpose, "Adjusted Pool Balance" means, for any distribution date,

o if the Pool Balance is greater than 50% of the initial Pool Balance, the sum of that Pool Balance and the required balance of the Reserve Fund for that distribution date; or

o if the Pool Balance is less than or equal to 50% of the initial Pool Balance, that Pool Balance.

"Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

o all amounts received by the trust through that date from purchases of student loans;

o all liquidation proceeds and realized losses on the student loans through that date;

o the amount of any adjustment to balances of the student loans that a subservicer makes under its subservicing agreement through that date; and

o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

See "Description of the Notes - Flow of Funds" in this prospectus supplement.

SERVICING

[Under a master servicing agreement, College Loan Corporation will act as master servicer with respect to the student loans. College Loan Corporation will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student loans in an amount equal to 1/12th of ___% for student loans (other than consolidation loans) in school, grace, deferment and forbearance, ____% for student loans (other than consolidation loans) in repayment and ___% for consolidation loans. In addition, College Loan Corporation will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes--Flow of Funds". The carry-over servicing fee is the sum of:

o the amount of specified increases in the costs College Loan Corporation incurs;

o    the amount of specified conversion, transfer and removal fees;

o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

o    interest on unpaid amounts as set forth in the servicing agreement.]

[College Loan Corporation has entered into a subservicing agreement pursuant to which _____________ has agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust's student loans. Under the terms of the agreement, _____________ may be required to purchase student loans from the trust if it fails to comply with the terms and provisions of the agreement. See "The Student Loan Operations of College Loan Corporation Trust 20__-_--Servicing of student loans" in this prospectus supplement.]

OPTIONAL PURCHASE

The sponsor may, but is not required to, repurchase all remaining student loans in the trust on the earlier of the __________, 20__ distribution date, or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans would be sold to the sponsor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding distribution date to repay any outstanding notes, which will result in early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that would be sufficient to:

o reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero;

o pay to the noteholders the interest payable on the related distribution date;

o [pay any amount owing to a LIBOR note derivative product agreement counterparty;] and

o    pay any unpaid carry-over servicing fee.

MANDATORY AUCTION

If the sponsor does not notify the indenture trustee of its intention to exercise its right to repurchase the remaining student loans in the trust as described above, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding distribution date. College Loan Corporation and its affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction.

If at least two bids are received, the indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds either the minimum purchase price described above, or the fair market value of the student loans remaining in the trust at the end of the related collection period, whichever is higher. The net proceeds of any auction sale will be used to retire any outstanding notes on the next distribution date.

If the highest bid after the solicitation process does not equal or exceed the minimum purchase price described above or the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above.

If the trust's student loans are not sold as described above, on each subsequent distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the sponsor, will be distributed as accelerated payments of principal on the notes. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

[INTEREST RATE CAP DERIVATIVE PRODUCT AGREEMENT]

[On the closing date the trustee will use a portion of the net proceeds from the sale of the notes to purchase an interest rate cap derivative product agreement from ________________.]

[Under the interest rate cap derivative agreement, on the third business day before each distribution date to and including the __________, 20__ distribution date ____________ will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable distribution date over (ii) ___% and (b) a notional amount equal to $__________. LIBOR for the first interest accrual period will be determined using the formula described below in "Description of the Notes--Interest Payments." See "Interest Rate Cap Derivative Agreement" in this prospectus supplement.]

[LIBOR NOTE DERIVATIVE PRODUCT AGREEMENTS]

[On the closing date the trust will enter into LIBOR note derivative product agreements with _________________ and __________. Under the LIBOR note derivative product agreements, ___________________ and _______________each will pay to the trust, on or before the third business day preceding each distribution date, an amount calculated on a quarterly basis equal to a ___% share of:

o the excess, if any, of the interest rate payable on the class A-1 notes over the adjusted student loan rate, multiplied by the principal amount of the outstanding class A-1 notes; plus

o the excess, if any, of the interest rate payable on the class A-2 notes over the adjusted student loan rate, multiplied by the principal amount of the outstanding class A-2 notes; plus

o the excess, if any, of the interest rate payable on the class A-3 notes over the adjusted student loan rate, multiplied by the principal amount of the outstanding class A-3 notes.

[The adjusted student loan rate, in general, will equal the expected weighted average interest collections of the trust's student loans after deducting any amounts payable to the U.S. Department of Education, less servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees and LIBOR note derivative product agreement fees.]

[The maximum amount payable to the trust under the LIBOR note derivative product agreements will equal __% of the outstanding principal balance of the class ___ notes. Each counterparty's maximum obligation, as of any date, under its LIBOR note derivative product agreement will equal one-half of that maximum amount, less the payments made previously under its LIBOR note derivative product agreement net of the amount of any payments (other than interest) made by the trust to reimburse payments made by that counterparty.]

[On each distribution date, each counterparty will be paid a fee equal in the aggregate to ___% per annum of the principal balance of the notes. In addition, each counterparty will be entitled to receive from the Collection Fund, a sum equal to any payments received by the trust from such counterparty which remain unreimbursed, plus interest, in the manner described below in "Description of the Notes--Flow of Funds." See "LIBOR Note Derivative Product Agreements" in this prospectus supplement.]

BOOK-ENTRY REGISTRATION

The notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

Stroock & Stroock & Lavan LLP will deliver an opinion that for federal income tax purposes, the notes will be treated as the trust's indebtedness. You will be required to include in your income, the interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

RATING OF THE NOTES

The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.


                                  RISK FACTORS

     The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

THE TRUST'S ASSETS MAY NOT BE SUFFICIENT TO PAY ITS NOTES

     On the date of issuance of the notes, the aggregate principal balance of the student loans the trust owns and the other assets pledged as collateral for the notes will be less than the aggregate principal balance of the notes issued under the indenture.

     As a result, if an event of default should occur under the indenture and the trust was required to redeem all of its notes, the trust's liabilities may exceed its assets. If this were to occur, the trust would be unable to repay in full all of the holders of the notes.

A HIGH RATE OF PREPAYMENTS MAY ADVERSELY AFFECT THE TRUST'S ABILITY TO REPAY ITS NOTES

     The initial Pool Balance, amounts deposited in the Collection Fund and the Reserve Fund are approximately _______% of the aggregate initial principal amount of the notes. Noteholders must rely primarily on interest payments on the trust's student loans and other assets to reduce the aggregate principal amount of the notes to the Pool Balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose.

YOUR SECURITIES MAY HAVE A DEGREE OF BASIS RISK WHICH COULD COMPROMISE THE TRUST'S ABILITY TO PAY PRINCIPAL AND INTEREST ON YOUR SECURITIES

     There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

THE INTEREST RATES ON THE AUCTION RATE NOTES ARE SUBJECT TO LIMITATIONS, WHICH COULD REDUCE YOUR YIELD

     The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (generally, __% per annum) or, in certain circumstances, the student loan rate (which is based on the rates of return on the trust student loans, less specified administrative costs). If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

     For an auction rate distribution date on which the maximum auction rate or the student loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate or the student loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption of an auction rate note will be extinguished. For an auction rate distribution date on which the maximum interest rate applies, the difference between the amount of interest at the auction rate and the amount of interest at the maximum interest rate will not become a carry-over amount and will not be paid in the future.

[YOUR SECURITIES MAY HAVE GREATER BASIS RISK AND THE TRUST'S ABILITY TO PAY PRINCIPAL AND INTEREST ON YOUR NOTES MAY BE COMPROMISED IF A DERIVATIVE PRODUCT COUNTERPARTY DEFAULTS OR THE AGGREGATE LIMIT ON DERIVATIVE PRODUCT COUNTERPARTY PAYMENTS IS EXCEEDED.

     The trust will enter into an interest rate cap derivative agreement and LIBOR note derivative product agreements with counterparties that are intended to mitigate the basis risk associated with the LIBOR rate notes.

     If a payment is due to the trust under the interest rate cap derivative agreement or a LIBOR note derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to the trust and thus the trust's ability to pay your principal and interest on the notes. Moreover, the trust's ability to pay principal and interest on the notes also may be adversely affected if the shortfall exceeds a counterparty's obligation under its LIBOR note derivative product agreement or under the interest rate cap derivative agreement.

     In addition, an early termination of the interest rate cap derivative agreement or a LIBOR note derivative product agreement may occur in the event that either:

     o a counterparty fails to make a required payment within three business days of the date that payment was due; or

     o a counterparty fails, within 45 calendar days of the date on which the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement, to:

          o obtain a replacement interest rate cap derivative agreement or a replacement LIBOR note derivative product agreement, as the case may be, with terms substantially the same as the agreement; or

          o establish any other arrangement satisfactory to the trust and the applicable rating agencies.

     If an early termination occurs, the trust may no longer have the benefit of the interest rate cap derivative agreement or that LIBOR note derivative product agreement. You cannot be certain that the trust will be able to enter into a substitute interest rate cap derivative agreement or LIBOR note derivative product agreement.]

                      COLLEGE LOAN CORPORATION TRUST 20__-_

GENERAL

     College Loan Corporation Trust 20__-_ is a Delaware statutory trust formed pursuant to a Trust Agreement, dated as of _________, 20__, by and between College Loan LLC, as sponsor, and _____________, as the Delaware Trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans acquired with the proceeds of the notes sold pursuant to this prospectus supplement, investments that we pledge to the trustee and the payments received on those student loans and investments, [the interest rate cap derivative agreement and the LIBOR note derivative product agreements]. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust will not engage in any activity other than:

     o acquiring, holding and managing the student loans and the other assets of the trust, and the proceeds therefrom;

     o    issuing the notes; and

     o    engaging in other activities related to the activities listed above.

     College Loan LLC will hold all of the equity interests in the trust. The mailing address for College Loan LLC, is Bernardo Executive Center, 16855 West Bernardo Drive, San Diego, California 92127, and its telephone number is 1-888-972-6311.

ELIGIBLE LENDER TRUSTEE

     __________________ is the eligible lender trustee for the trust under a trust agreement. _________________ is a _____________ with offices located at _________________. The eligible lender trustee will acquire on behalf of the trust legal title to all the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust's student loans were not owned by an eligible lender, the trust's rights to receive guarantor and Department of Education payments on its student loans would be lost.

      THE STUDENT LOAN OPERATIONS OF COLLEGE LOAN CORPORATION TRUST 20__-_

LOAN PURCHASE AGREEMENTS

     The eligible lender trustee will purchase student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act pursuant to the terms of loan purchase agreements. The eligible lender trustee will first acquire the student loans on behalf of the sponsor, which will direct that the student loans be sold and transferred to the trust. The loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans. Each seller will be obligated under the loan purchase agreement to deliver each student loan note and related documentation to the master servicer or subservicer as custodial agent for the trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

     Each seller will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective loan purchase agreement, including the following:

     o each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms.

     o the seller is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances.

     o each loan to be sold under the loan purchase agreement is either insured or guaranteed.

     o the seller and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the loans.

     o the seller, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the seller or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

     At the trust's or the trustee's request, each seller will be obligated to repurchase any loan the trust purchases from the seller if:

     o any representation or warranty made or furnished by the seller in or pursuant to its respective loan purchase agreement shall prove to have been materially incorrect as to the loan;

     o the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to the trust; or

     o on account of any wrongful or negligent act or omission of the seller or its servicing agent that occurred prior to the sale of a loan to the trust, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

     Upon the occurrence of any of the conditions set forth above and upon the trust's or the trustee's request, the seller will be required to pay to the trustee an amount equal to the then-outstanding principal balance of the loan, plus the percentage of premium paid in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the trust, and the trustee in connection with the loan and arising out of the reasons for the repurchase.

SERVICING OF STUDENT LOANS

     The trust is required under the Higher Education Act, the rules and regulations of the guarantee agency and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

THE SERVICING AGREEMENTS

     [The trust has entered into a master servicing agreement with College Loan Corporation which continues until the earlier of

     o    the termination of the indenture,

     o the early termination after material default by the master servicer as provided for in the master servicing agreement, or

     o the student loans serviced under the master servicing agreement are paid in full.

     College Loan Corporation has entered into a subservicing agreement with _____________________, under which ______________ assumes all of the duties of the master servicer under the master servicing agreement for the term of the master servicing agreement.

     College Loan Corporation may enter into agreements with other subservicers upon receipt of a written confirmation from each of the rating agencies that such subservicing agreements will not result in a downgrade of (or other adverse action with respect to) the notes.

     Pursuant to each subservicing agreement, the subservicer will generally agree to provide all customary post-origination student loan servicing activities with respect to the student loans for which it is acting as subservicer. Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. The subservicer will agree to service the student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal and state laws and regulations.

     The master servicer will pay the subservicer a monthly fee for the servicing of student loans according to schedules set forth in the subservicing agreement. The fees are subject to periodic increases. The subservicing agreement will provide that the subservicer will indemnify the master servicer for losses arising out of the subservicer's willful misconduct or negligence with regard to the performance of its services or the breach of its obligations under the subservicing agreement, other than incidental, special or consequential damages. The subservicing agreement also will provide that if any student loan is denied its guarantee by a guarantee agency or the loss of federal interest, special allowance payments and/or insurance benefits, the subservicer will be required to take actions to make the issuer whole with respect to such student loan; provided, however, that the subservicer will not be liable for any error or omission which occurred prior to the date the subservicer assumed responsibility for servicing the student loan.

     [The subservicing agreement will be for an initial term of ___ years and will automatically be extended for one additional year each year thereafter, unless either party gives ___ days written notice prior to the end of the initial term or any extension of the term.] [The subservicing agreement will be for an indefinite term and may be terminated by the master servicer at the end of a calendar quarter upon ___ days prior written notice.] [The subservicer may terminate the subservicing agreement on ___ days' notice prior to the end of a calendar quarter.] [If the subservicing agreement is terminated, the subservicer will continue to provide its full servicing through the date of termination.]

     [The subservicer will have the right to request an increase in its fees and expenses during the term of the subservicing agreement by giving notice to the master servicer. If the master servicer objects to any such increase within the time period set forth in the subservicing agreement, the proposed increase will not be effective and the subservicer may terminate the subservicing agreement.]

     However, no termination of the subservicing agreement will be effective unless and until the master servicer enters into another agreement similar to the subservicing agreement with another subservicer and receives a written confirmation from each of the rating agencies that such subservicing agreement will not result in a downgrade of (or other adverse action with respect to) the ratings of the notes.

THE MASTER SERVICER

     [College Loan Corporation, a national student loan company, will act as master servicer pursuant to the master servicing agreement. The master servicer will service the student loans in accordance with the specifications of the Higher Education Act, and as set forth in the master servicing agreement.]

DESCRIPTION OF SUBSERVICERS

     [To be provided]

                                 USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the notes will be applied as follows:

          Deposit to Acquisition Fund           $___________
          Deposit to Reserve Fund               $___________
          Deposit to Collection Fund            $___________
                            Total               $___________

     Approximately $___________ of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes [and to purchase the interest rate cap derivative agreement].

                          ACQUISITION OF STUDENT LOANS

     The trust expects to use $____________of the net proceeds of the notes being offered by this prospectus supplement to purchase student loans on the date of issuance of the notes from an eligible lender trustee holding the student loans on behalf of College Loan LLC.

     The eligible lender trustee on behalf of College Loan LLC will acquire the student loans from __________________. ___________________ will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Operations of College Loan Corporation Trust 20__-_" in this prospectus supplement.

                      CHARACTERISTICS OF THE STUDENT LOANS
                            (AS OF THE CUT-OFF DATE)

     As of __________, 20__ - the cut-off date - the characteristics of the initial pool of student loans that are expected to be purchased on the closing date with the net proceeds of the notes offered by this prospectus supplement were as described below. Since the date for purchase of the loans to be acquired with the net proceeds of the notes is other than the cut-off date, the characteristics of those loans will vary from the information presented below. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $____________, as of the cut-off date, to be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $____________ due to rounding.

                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                            (AS OF THE CUT-OFF DATE)

Aggregate outstanding principal balance............................$__________
Number of borrowers................................................$__________
Average outstanding principal balance per borrower.................$__________
Number of loans.................................................... __________
Average outstanding principal balance per loan.....................$__________
Weighted average annual interest rate..............................    _____%
Weighted average remaining term (months)...........................   _____


                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                            (AS OF THE CUT-OFF DATE)


                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
       LOAN TYPE                 LOANS            BALANCE          BALANCE
Consolidated                     _______          $_______           ___%
PLUS                             _______           _______           ___
SLS                              _______           _______           ___
Stafford - Subsidized            _______           _______           ___
Stafford - Unsubsidized          _______           _______           ___
         Total                   _______        $___________       100.00%

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
    INTEREST RATE                LOANS            BALANCE          BALANCE
Less than 4%                    _______         $__________          ____%
4.00% to 4.49%                  _______          __________          ____
4.50% to 4.99%                  _______          __________          ____
5.00% to 5.49%                  _______          __________          ____
5.50% to 5.99%                  _______          __________          ____
6.00% to 6.49%                  _______          __________          ____
6.50% to 6.99%                  _______          __________          ____
7.00% to 7.49%                  _______          __________          ____
7.50% to 7.99%                  _______          __________          ____
8.00% to 8.99%                  _______          __________          ____
Greater than 9%                 _______          __________          ____
         Total                  _______         $__________       100.00%

                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
SCHOOL TYPE                      LOANS            BALANCE          BALANCE
2-year institution              ________         $________          ____%
4-year institution / Post-grad  ________          ________          ____
Consolidation / Uncoded*        ________          ________          ____
Vocational / Trade              ________          ________          ____
Other                           ________          ________          ____
         Total                  ________         $________       100.00%
________________________________
     *Refers to consolidation loans for which the school type applicable to the loans the borrower consolidated is unavailable.


          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
      SAP Interest              Number of        Principal      of Outstanding
       RATE INDEX                LOANS            BALANCE          BALANCE
91 Day T-Bill Index             ________         $________           ____%
90 Day CP Index                 ________          ________           ____
         Total                  ________         $________         100.00%

          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
      Borrower                  Number of        Principal      of Outstanding
     PAYMENT STATUS              LOANS            BALANCE          BALANCE
School                          ________         $________           ____%
Grace                           ________          ________           ____
Deferment                       ________          ________           ____
Forbearance                     ________          ________           ____
Repayment*
     First Year Repayment       ________          ________           ____
     Second Year Repayment      ________          ________           ____
     Third Year Repayment       ________          ________           ____
     More Than Three Years      ________          ________           ____
Claim                           ________          ________           ____
         Total
                                ________         $________        100.00%
__________________________________
     *The weighted average number of months in repayment for all student loans currently in repayment is ____, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cut-off date.


         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
  DAYS DELINQUENT                LOANS            BALANCE          BALANCE
0-30                            ________         $________           ____%
31-60                           ________          ________           ____
61-90                           ________          ________           ____
91-120                          ________          ________           ____
121 and above                   ________          ________           ____
         Total                  ________         $________        100.00%

            DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
DISBURSEMENT DATE                LOANS            BALANCE          BALANCE
Pre-October, 1993                ________        $________          ____%
October 1, 1993 and thereafter   ________         ________          ____
         Total                   ________        $________        100.00%

     Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments.

         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)


                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
PRINCIPAL BALANCE                LOANS            BALANCE          BALANCE
Less than $500.00                 ____            $________        ____%
$500.00     -$999.99              ____             ________        ____
$1,000.00   -$1,999.99            ____             ________        ____
$2,000.00   -$2,999.99            ____             ________        ____
$3,000.00   -$3,999.99            ____             ________        ____
$4,000.00   -$5,999.99            ____             ________        ____
$6,000.00   -$7,999.99            ____             ________        ____
$8,000.00   -$9,999.99            ____             ________        ____
$10,000.00  -$14,999.99           ____             ________        ____
$15,000.00  -$19,999.99           ____             ________        ____
$20,000.00  -$24,999.99           ____             ________        ____
$25,000.00  -$29,999.99           ____             ________        ____
$30,000.00  -$34,999.99           ____             ________        ____
$35,000.00  -$39,999.99           ____             ________        ____
$40,000.00  -$44,999.99           ____             ________        ____
$45,000.00  -$49,999.99           ____             ________        ____
$50,000.00 or greater             ____             ________        ____
         Total                    ____            $________       100.00%

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
NUMBER OF MONTHS*                LOANS            BALANCE          BALANCE
1 to 23                          ____            $________            ____%
24 to 35                         ____             ________            ____
36 to 47                         ____             ________            ____
48 to 59                         ____             ________            ____
60 to 71                         ____             ________            ____
72 to 83                         ____             ________            ____
84 to 95                         ____             ________            ____
96 to 107                        ____             ________            ____
108 to 119                       ____             ________            ____
120 to 131                       ____             ________            ____
132 to 143                       ____             ________            ____
144 to 155                       ____             ________            ____
156 to 167                       ____             ________            ____
168 to 179                       ____             ________            ____
180 to 191                       ____             ________            ____
192 to 203                       ____             ________            ____
204 to 215                       ____             ________            ____
216 to 227                       ____             ________            ____
228 to 239                       ____             ________            ____
240 to 251                       ____             ________            ____
252 to 263                       ____             ________            ____
264 to 275                       ____             ________            ____
276 to 287                       ____             ________            ____
288 to 299                       ____             ________            ____
300 to 311                       ____             ________            ____
312 to 323                       ____             ________            ____
324 to 335                       ____             ________            ____
336 to 347                       ____             ________            ____
348 to 359                       ____             ________            ____
360 to 371                       ____             ________            ____
Total                        ________            $________         100.00%

__________________________________
     *Does not give effect to any deferral or forbearance periods that may be granted in the future.


            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                            (AS OF THE CUT-OFF DATE)

     The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the subservicers' records:

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
LOCATION                         LOANS            BALANCE          BALANCE
Alabama                          ____             $________           ____%
Alaska                           ____              ________           ____
Arizona                          ____              ________           ____
Arkansas                         ____              ________           ____
California                       ____              ________           ____
Colorado                         ____              ________           ____
Connecticut                      ____              ________           ____
Delaware                         ____              ________           ____
District of Columbia             ____              ________           ____
Florida                          ____              ________           ____
Georgia                          ____              ________           ____
Hawaii                           ____              ________           ____
Idaho                            ____              ________           ____
Illinois                         ____              ________           ____
Indiana                          ____              ________           ____
Iowa                             ____              ________           ____
Kansas                           ____              ________           ____
Kentucky                         ____              ________           ____
Louisiana                        ____              ________           ____
Maine                            ____              ________           ____
Maryland                         ____              ________           ____
Massachusetts                    ____              ________           ____
Michigan                         ____              ________           ____
Minnesota                        ____              ________           ____
Mississippi                      ____              ________           ____
Missouri                         ____              ________           ____
Montana                          ____              ________           ____
Nebraska                         ____              ________           ____
Nevada                           ____              ________           ____
New Hampshire                    ____              ________           ____
New Jersey                       ____              ________           ____
New Mexico                       ____              ________           ____
New York                         ____              ________           ____
North Carolina                   ____              ________           ____%
North Dakota                     ____              ________               ____
Ohio                             ____              ________           ____
Oklahoma                         ____              ________           ____
Oregon                           ____              ________           ____
Pennsylvania                     ____              ________           ____
Rhode Island                     ____              ________           ____
South Carolina                   ____              ________           ____
South Dakota                     ____              ________           ____
Tennessee                        ____              ________           ____
Texas                            ____              ________           ____
Utah                             ____              ________           ____
Vermont                          ____              ________           ____
Virginia                         ____              ________           ____
Washington                       ____              ________           ____
West Virginia                    ____              ________           ____
Wisconsin                        ____              ________           ____
Wyoming                          ____              ________           ____
Guam                             ____              ________           ____
Puerto Rico                      ____              ________           ____
Virgin Islands                   ____              ________           ____
Other / Uncoded                  ____              ________           ____
Total                            ____             $________         100.00%

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                Number of        Principal      of Outstanding
GUARANTEE AGENCY                 LOANS            BALANCE          BALANCE
[insert name of each
guarantee agency]               ________          $________          ____%
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
                                ________           ________          ____
Total                           ________          $________       100.00%

__________________________________
     *Less than 0.01%.


                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

     The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations, see "Description of the Guarantee Agencies" in the prospectus.

As of the cut-off date, of the student loans held in the trust estate approximately

     o    _________% are guaranteed by _________________, a non-profit corporation organized in ____________ and guaranteeing student loans since _____,

     o    [describe additional significant guarantors]

     o and the remaining _____% are guaranteed by one of the following guarantee agencies:

     [insert names of other guarantors]

     See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

     Presented below is information with respect to each guarantee agency expected to guaranty 10% or more of the student loans as of __________, 20__. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

     GUARANTY VOLUME. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by _____________ in the federal fiscal years indicated:

                                 GUARANTY VOLUME
                                  (IN MILLIONS)

  FEDERAL FISCAL YEAR             [NAME OF EACH SIGNIFICANT GUARANTOR]
_____                                    $________________
_____                                     ________________
_____                                     ________________
_____                                     ________________

     RESERVE RATIO. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

     On October 7, 1998, President Clinton signed a bill to reauthorize the Higher Education Act for the next five years. The reauthorization bill requires guarantee agencies to establish two separate funds, a Federal Student Loan Reserve Fund and an Agency Operating Fund. Under the new funding model, the Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the guarantee agency.

     The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program. The guarantee agencies will deposit into this fund all guarantee fees, the reinsurance received from the Department of Education, and the recovery of the non-reinsured portion of defaults and investment earnings. The Federal Reserve Fund is only to pay lender claims and default aversion fees into the Agency Operating Fund and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from this fund.

     The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the new model, "cumulative cash reserves" referred to cash reserves plus (i) the guarantee agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the guarantee agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

     The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantee agencies, plus (ii) the original principal amount of loan guarantees transferred to such guarantee agency from other guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the agency. The following table sets forth the respective reserve ratios for ______________________ for the federal fiscal years indicated:

                                  RESERVE RATIO

  FEDERAL FISCAL YEAR             [NAME OF EACH SIGNIFICANT GUARANTOR]
_____                                   ________%
_____                                   ________
_____                                   ________
_____                                   ________

     RECOVERY RATES. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for ___________________:

                                 RECOVERY RATES

 FEDERAL FISCAL YEAR             [NAME OF EACH SIGNIFICANT GUARANTOR]
_____                                   ________%
_____                                   ________
_____                                   ________
_____                                   ________

     CLAIMS RATES. [For the federal fiscal years [19__][20__]-20__, _____________'s respective claims rates listed below have [not exceeded 5%, and as a result, all claims of ___________________ have been fully reimbursed at the maximum allowable level by the Department.] See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive [full] [that] reimbursement for such claims. The following table sets forth the claims rates of _________________ for the federal fiscal years indicated:

                                  CLAIMS RATES

  FEDERAL FISCAL YEAR             [NAME OF EACH SIGNIFICANT GUARANTOR]
_____                                ________%
_____                                ________
_____                                ________
_____                                ________

                            DESCRIPTION OF THE NOTES

GENERAL

     The notes will be issued pursuant to the terms of an Indenture of Trust dated as of ________ 1, 20__, between the trust and [trustee]. The following summary describes some of the terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

INTEREST PAYMENTS

     Interest will accrue on the notes at their respective interest rates during each interest accrual period and, in the case of the LIBOR rate notes, will be payable to the noteholders quarterly on each distribution date, commencing ________, 20__. Subsequent distribution dates for the LIBOR rate notes will be on the 25th of each ______, ______, ______ and ______, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders, based on the total amount of interest due on each class of notes.

     The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus ____%. The interest rate on the class A- 2 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus ____%. The interest rate on the class A-3 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus ____%.

     LIBOR for the initial interest accrual period will be determined by the following formula:

                  x + [__/__* (y-x)]

         where:   x = ___-month LIBOR, and

                  y = three-month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.

CALCULATION OF LIBOR

     For each interest accrual period, LIBOR will be determined by the issuer administrator by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the issuer administrator. The issuer administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the issuer administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

CALCULATION OF THE AUCTION RATE

     For each auction period, the auction rate for each of the class A-4 and class B notes will be the least of the maximum rate, the student loan rate, and the rate determined on the related auction date pursuant to the auction procedures described under "Description of the Notes--Auction rate notes" in the prospectus.

PRINCIPAL DISTRIBUTIONS

     Principal payments will be made to the noteholders on each distribution date or auction rate distribution date, as applicable, in an amount generally equal to the lesser of:

     o the principal distribution amount for that distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding distribution date; and

     o funds available for the payment of principal as described below under "Flow of Funds."

     There may not be sufficient funds available to pay the full principal distribution amount on each distribution date. Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

     Principal payments on the class A notes will be applied on each distribution date, first to the outstanding principal balance on the class A-1 notes until paid in full, second to the outstanding principal balance of the class A-2 notes until paid in full, third to the outstanding balance of the class A-3 notes until paid in full and fourth to the class A-4 notes, in lots of $50,000, until paid in full. Principal payments on the class B notes, in lots of $50,000, will be made to noteholders on each distribution date after the class A-1, class A-2, class A-3 and class A-4 notes are paid in full in an amount generally equal to the principal distribution amount for that distribution date.

     The aggregate outstanding principal balance of the class A-1 notes will be due and payable in full by the ______, 20__ distribution date, the aggregate outstanding principal balance of the class A-2 notes will be due and payable in full by the ______, 20__ distribution date, the aggregate outstanding principal balance of the class A-3 notes will be due and payable in full by the ______, 20__ distribution date and the aggregate outstanding principal balance of the class A-4 notes will be due and payable in full by the ______, 20__ distribution date. The aggregate outstanding principal balance of the class B notes will be due and payable in full by the ______, 20__ distribution date. The actual date on which the final distribution on a class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

     The term "Principal Distribution Amount" means:

     o on the initial distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance, as of the last day of the initial collection period, or

     o on each subsequent distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount of any Principal Distribution Amount due on the prior distribution date that was not paid.

     For this purpose, "Adjusted Pool Balance" means, for any distribution date,

     o if the Pool Balance is greater than 50% of the initial Pool Balance, the sum of that Pool Balance and the required minimum balance of the Reserve Fund for that distribution date, or

     o if the Pool Balance is less than or equal to 50% of the initial Pool Balance, that Pool Balance.

     "Pool Balance" for any date means the aggregate principal balance of the student loans held by the trust on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

     o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education,

     o all amounts received by the trust through that date from purchases of student loans,

     o all liquidation proceeds and realized losses on the student loans through that date,

     o the amount of any adjustment to balances of the student loans that a subservicer makes under its subservicing agreement through that date, and

     o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

FLOW OF FUNDS

     On the third business day before each distribution date or auction rate distribution date, the issuer administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of funds received on account of the trust's student loans and available in the Collection Fund. On each monthly servicing payment date that is not a distribution date, the issuer administrator will instruct the indenture trustee to pay to the master servicer any servicing fees due for the period from and including the preceding monthly servicing payment date or distribution date from amounts on deposit in the Collection Fund. On each distribution date or auction rate distribution date, as applicable, prior to an event of default under the indenture, the issuer administrator will instruct the indenture trustee to make the following deposits and distributions, to the extent funds are available, in the following order:

     o to the master servicer, the indenture trustee, the auction agent, the broker dealers and the Delaware trustee, pro rata, the servicing fees, the trustees' fees and auction agent fees and broker dealer fees due on that distribution date or auction rate distribution date;

     o to the issuer administrator, any administration fees due on that distribution date and all prior unpaid administration fees;

     o [to the LIBOR note derivative product agreement counterparties, any fees due on that distribution date and all prior unpaid fees;]

     o to the class A-1, class A-2, class A-3 and class A-4 noteholders, pro rata, to pay interest due on the class A-1, class A-2, class A-3 and class A-4 notes;

     o    to the class B noteholders to pay interest due on the class B notes;

     o to the class A-1 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-1 notes is reduced to zero;

     o to the class A-2 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-2 notes is reduced to zero;

     o to the class A-3 noteholders, to pay the principal distribution amount until the outstanding balance on the class A-3 notes is reduced to zero;

     o to the class A-4 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class A-4 notes is reduced to zero;

     o to the class B noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding balance on the class B notes is reduced to zero;

     o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

     o [to the counterparties on the LIBOR note derivative product agreements any unreimbursed payments made by the counterparties under the terms of the related LIBOR note derivative product agreement plus interest on such amounts;]

     o    to the master servicer, any unpaid carry-over servicing fee; and

     o    to the sponsor, any remaining amounts.

     If an event of default occurs under the indenture, payments will not be made in the order described above. Instead, payments will be made as described in the prospectus under "Summary of the Indenture Provisions - Remedies on Default."

                               CREDIT ENHANCEMENT

RESERVE FUND

     A deposit will be made to the Reserve Fund on the date the notes are issued in an amount equal to $__________. On each distribution date, to the extent that money in the Collection Fund is not sufficient to pay certain of the trust's operating expenses, including servicing fees, trustees' fees, administration fees[, LIBOR note derivative product agreement fees,] and the interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund. Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available. The Reserve Fund is subject to a minimum amount equal to the greater of __% of the outstanding Pool Balance as of the close of business on the last day of the related collection period, or $__________ which amount may be satisfied with cash or permitted securities.

     The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

SUBORDINATED NOTES

     The class B notes are subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. Similarly, the rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of principal. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders against losses. See "Description of Credit Enhancement - Subordinate Notes" in the prospectus.

                    [INTEREST RATE CAP DERIVATIVE AGREEMENT]

     [On the closing date the trust will enter into an interest rate cap derivative agreement with _______________. The interest rate cap derivative agreement will be documented under a 1992 ISDA Master Agreement
(Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.]

     [The interest rate cap derivative agreement will terminate on the earlier of the ____________ distribution date and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination.]

     [Under the terms of the interest rate cap derivative agreement, the trust will pay ________________, as the derivative counterparty, from the net proceeds of the sale of the notes a payment of $__________ to purchase the interest rate cap derivative agreement. On the third business day before each distribution date to and including the ______, 20__ distribution date, _____________ will pay to the trust for deposit into the collection fund an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable distribution date, over (ii) ___% and (b) a notional amount equal to $__________.]

     [For this purpose, three-month LIBOR for each interest accrual period will be determined using the same formula as described above in "Description of the Notes - Interest Payments" and as of the LIBOR determination date for that interest accrual period as described in "Description of the Notes - Calculation of LIBOR."]

[MODIFICATIONS AND AMENDMENT OF THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

     [No amendment, modification or waiver to the interest rate cap derivative agreement may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.]

[DEFAULT UNDER THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

     [Events of default under the interest rate cap derivative agreement are limited to:

     o the failure of the derivative counterparty to pay any amount when due under the derivative agreement after giving effect to the applicable grace period,

     o the occurrence of events of insolvency or bankruptcy of the trust or the derivative counterparty,

     o the acceleration of the principal of the notes following an event of default under the indenture, and

     o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

[TERMINATION EVENTS]

     [Termination events under the interest rate cap derivative agreement include the following standard events under the 1992 ISDA Master Agreement (none of which applies to the trust): "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the interest rate cap derivative agreement; "Tax Event," which generally relates to either party to the interest rate cap derivative agreement receiving a payment under the interest rate cap derivative agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"; "Credit Event Upon Merger"; and the additional termination event described below.]

[ADDITIONAL TERMINATION EVENT]

     [The interest rate cap derivative agreement will include an additional termination event relating to withdrawal or downgrade of the derivative counterparty's credit rating. This additional termination event will occur if:

     o the counterparty, financial program or long-term senior debt rating, as the case may be, of the derivative counterparty is withdrawn or downgraded below "A" by Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, Inc., or by Fitch Ratings (to the extent available) or any successor rating agency or "A2" by Moody's Investors Services, Inc. or any successor rating agency; and

     o the derivative counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

     For purposes of this additional termination event:

     o    A collateral arrangement means any of:

     o An executed collateral agreement between the parties providing for the collateralization of the derivative counterparty's obligations under the interest rate cap derivative agreement as measured by the net present value of the derivative counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent, if any, and other terms of the collateral agreement must be satisfactory to the derivative counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

     o A letter of credit, guaranty or surety bond or insurance policy covering the derivative counterparty's obligations under the interest rate cap derivative agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A" by S&P and "A2" by Moody's.

     o A replacement transaction means a transaction with a replacement counterparty who assumes the derivative counterparty's position under the interest rate cap derivative agreement on substantially the same terms or with such other amendments to the terms of the interest rate cap derivative agreement as may be approved by the parties and each of the rating agencies.

     o A rating affirmation means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

[EARLY TERMINATION OF THE INTEREST RATE CAP DERIVATIVE AGREEMENT]

     [Upon the occurrence of any default under the interest rate cap derivative agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.]

     [Upon any early termination of the interest rate cap derivative agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under the interest rate cap derivative agreement computed in accordance with the procedures in, and limited by the terms of, the interest rate cap derivative agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[DERIVATIVE COUNTERPARTY]

     [For a description of the interest rate cap derivative agreement counterparty, __________, see "LIBOR Note Derivative Product
Agreements--Counterparties" below.]

                   [LIBOR NOTE DERIVATIVE PRODUCT AGREEMENTS]

[PAYMENTS UNDER THE AGREEMENTS]

     [On the closing date, the trust will enter into LIBOR note derivative product agreements with each of __________ and __________. for its class A-1, class A-2 and class A-3 notes. Each agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. These LIBOR note derivative product agreements will terminate on the final distribution date or, if earlier, the date on which the agreements terminate in accordance with their terms due to an early termination.]

     [Under the terms of the LIBOR note derivative product agreements, each counterparty will pay to the trust, on or before the third business day preceding each distribution date while the LIBOR note derivative product agreements are still in effect, an amount calculated on a quarterly basis equal to 50% of the sum of:

     o the excess, if any, of the interest rate on the class A-1 notes over the adjusted student loan rate, multiplied by the Notional Principal Amount for the class A-1 notes; plus

     o the excess, if any, of the interest rate on the class A-2 notes over the adjusted student loan rate, multiplied by the Notional Principal Amount for the class A-2 notes; plus

     o the excess, if any, of the interest rate on the class A-3 notes over the adjusted student loan rate, multiplied by the Notional Principal Amount for the class A-3 notes.]

     [The maximum amount payable to the trust under the LIBOR note derivative product agreements will equal 50% of the outstanding principal balance of the class B notes. Each counterparty's maximum obligation, as of any date, under its LIBOR note derivative product agreement will equal one-half of that maximum amount, less the payments made previously under its LIBOR note derivative product agreement net of the amount of any payments (other than interest) made by the trust to reimburse payments made by that counterparty.]

[For this purpose:

     o The "adjusted student loan rate" for any interest accrual period will be the percentage equivalent of a fraction,

          o the numerator of which is equal to Expected Interest Collections for the collection period related to such interest accrual period, less the servicing fee, the trustees' fees, the administration fee and any fees due to LIBOR note derivative product counterparties with respect to the interest accrual period and

          o the denominator of which is the Pool Balance as of the first day of the collection period related to such interest accrual period,

     multiplied by the quotient obtained by dividing 360 by the actual number of days in the interest accrual period.]

     o    ["Expected Interest Collections" means the sum of:

          o the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantors or borrowers, for the trust's student loans for the collection period related to such interest accrual period, whether or not actually paid;

          o all interest benefit payments and special allowance payments for the trust's student loans for the collection period related to such interest accrual period, whether or not actually received; and

          o investment earnings of the trust for the collection period related to such interest accrual period preceding the related distribution date.

     o The "Notional Principal Amount" for any distribution date for each of the class A-1, class A-2, class A-3, class A-4 or class B notes will be the outstanding principal balance of those notes on the first day of the interest accrual period immediately preceding that distribution date.]

[FEES AND REIMBURSEMENT]

     [Under the LIBOR note derivative product agreements the trust will pay to the counterparties from the Collection Fund, on each distribution date while the agreements are still in effect, a fee in the aggregate equal to:

     o ___% per annum on the Notional Principal Amount for the class A-1 notes; plus

     o ___% per annum on the Notional Principal Amount for the class A-2 notes; plus

     o ___% per annum on the Notional Principal Amount for the class A-3 notes.]

     [In addition, each counterparty will be entitled to be reimbursed by the trust for payments made by such counterparty under the terms of the related LIBOR note derivative product agreement, together with interest, in the priority described under "Description of the Notes - Flow of Funds."]

[MODIFICATIONS AND AMENDMENT OF THE LIBOR NOTE DERIVATIVE PRODUCT AGREEMENTS]

     [No amendment, modification or waiver to the LIBOR note derivative product agreements may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.]

[CONDITIONS PRECEDENT]

     [The obligation of the trust to pay amounts due under the LIBOR note derivative product agreements will be subject to the condition that no default under the LIBOR note derivative product agreements has occurred and is continuing.]

     [Each counterparty's obligation to pay amounts they owe will not be subject to such a condition unless principal of the notes has been accelerated following an event of default under the indenture or an early termination under the LIBOR note derivative product agreements has occurred.]

[DEFAULT UNDER THE LIBOR NOTE DERIVATIVE PRODUCT AGREEMENTS]

     [Events of default under the LIBOR note derivative product agreements are limited to:

     o the failure of the trust or a counterparty to pay any amount when due under a LIBOR note derivative product agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

     o the occurrence of events of insolvency or bankruptcy of the trust or a counterparty,

     o the failure of the trust to comply with certain terms and provisions of the indenture if such failure is continuing after any applicable grace period has elapsed,

     o an acceleration of the principal of the notes following an event of default under the indenture, and

     o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

[TERMINATION EVENTS]

     [Termination events under the LIBOR note derivative product agreements include the following standard events under the 1992 ISDA Master Agreement:
"Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under a derivative product agreement; "Tax Event," which generally relates to either party to a derivative product agreement receiving a payment under a derivative product agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger" (not applicable to the trust); "Credit Event Upon Merger" (not applicable to the trust); and the additional termination event described below.]

[ADDITIONAL TERMINATION EVENT]

     [Each LIBOR note derivative product agreement will include an additional termination event relating to withdrawal or downgrade of a counterparty's credit rating. This additional termination event will occur if:

     o a long-term certificates of deposit or long-term senior debt rating, as the case may be, of the counterparty is withdrawn or downgraded below "A" by Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., or by Fitch Ratings (to the extent available) or any successor rating agency or "A2" by Moody's Investors Service, Inc. or any successor rating agency; and

     o a counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

          For purposes of this additional termination event:

     o    A collateral arrangement means either:

          o An executed collateral agreement between the parties providing for the collateralization of the counterparty's obligations under an agreement as measured by the net present value of the counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

          o A letter of credit, guaranty or surety bond or insurance policy covering the counterparty's obligations under an agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A" by S&P and "A2" by Moody's.

     o A replacement transaction means a transaction with a replacement counterparty who assumes the counterparty's position under a LIBOR note derivative product agreement on substantially the same terms or with such other amendments to the terms of the LIBOR note derivative product agreement as may be approved by the parties and each of the rating agencies.

     o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

[EARLY TERMINATION OF A LIBOR NOTE DERIVATIVE PRODUCT AGREEMENT]

     [Upon the occurrence of any default under a LIBOR note derivative product agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event. The trust may not designate an early termination date without the consent of the issuer administrator.]

     [Upon any early termination of a LIBOR note derivative product agreement, either the trust or a counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transactions under the LIBOR note derivative product agreement computed in accordance with the procedures in, and limited by the terms of, the LIBOR note derivative product agreement. In the event that the trust is required to make a termination payment following a default resulting from a default by the trust in payment of the fee, the payment will be payable in the same order of priority as any amount payable to the applicable counterparty. However, in the event that a termination payment is owed to the applicable counterparty following any other default of the trust, a default resulting from a default of that counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[COUNTERPARTIES]

[describe counterparties]

[THE INFORMATION IN THE PRECEDING PARAGRAPHS HAS BEEN PROVIDED BY ____________________ AND _________________ AND IS NOT GUARANTEED AS TO ACCURACY
OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS BY THE SELLER OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPHS, ________________. HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.]

[NOTE INSURANCE]

     [The trust will obtain note insurance for the [class ___ notes] which will insure timely payments of interest and payments of principal. Principal payments will be insured by the insurance provider on the following basis:

     [describe terms of insurance]

     The amount of the note insurance will be ___% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the note insurance policy on any subsequent distribution date will be [the initial amount minus the sum of all of the prior claims under the policy] [___% of the then existing principal amount of the [class ___ notes] [student loans]].

     [The insurance provider is [name of note insurance provider] which is a member of [name of insurance group]. The claims paying ability of the [name of insurance provider] [name of insurance group] is rated "____" by the [name of rating agency]. The address of the insurance provider is [address].]

[LETTER OF CREDIT]

     [We will obtain an irrevocable [standby] [direct pay] letter of credit from [name of bank]. The letter of credit will protect [class ___] noteholders against losses on student loans to the maximum of the stated amount of the letter of credit. The initial letter of credit will expire no earlier than ___________.]

     [The initial amount of the letter of credit will be ___% of the aggregate initial principal amount of the [class ___ notes] [student loans]. The amount available under the letter of credit on any distribution date will be equal to this initial amount minus the sum of all of the prior draws under the letter of credit to cover any shortfall between the amounts payable to the [class __] noteholders [and the class ___ noteholders].]

     [We will be required to renew or replace the letter of credit before its expiration until the [designate class] notes are no longer outstanding. If we do not renew or replace a letter of credit before the expiration of the then existing letter of credit, the trustee will draw under the letter of credit an amount equal to the full amount available under the indenture and will transfer those funds to a separate trust fund. Thereafter, the [trustee] will be entitled to withdraw those funds on each distribution date if and to the extent draws would have been required under the letter of credit.]

     [The long-term debt of the bank issuing the letter of credit is rate "___" by [name of rating agency] [and "___" by [name of rating agency]]. For the year ended [end of fiscal year], the issuing bank reported total assets of $__________, total deposits of $________ and total capital and reserves of $_________. Upon request to [name of issuing bank], a copy of the annual report of [name of issuing bank] may be obtained [without charge] from [name of issuing bank] at [address].]

[SURETY BONDS]

     [We will obtain a surety bond in the amount of $_________ with respect to the notes in favor of the trustee solely on behalf of the holders of the [class ___] notes. The surety bond will provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related class ___ notes. The trust will pay $________ to the issuer of the surety bond.]

                              ERISA CONSIDERATIONS

     The notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or
Section 4975 of the Code, (each a "Plan") provided the proposed transfer and/or holding of a note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTCE 96-23 (regarding plan asset transactions determined by in-house asset managers) ("Investor-Based Exemption"). An acquisition of a note by an investor shall be deemed a representation that such investor is either not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under "ERISA Considerations" in the prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     On the closing date, Stroock & Stroock & Lavan LLP, New York, New York will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

                             REPORTS TO NOTEHOLDERS

     Periodic reports concerning College Loan Corporation Trust 20__-_ will be delivered to noteholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the prospectus.

     The trust will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent the sponsor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement dated as of _______, 20__, among the trust and the underwriters, the trust has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from the trust, the principal amount of the notes set forth opposite its name.


                         Class A-1  Class A-2  Class A-3   Class A-4    Class B
        UNDERWRITER        NOTES      NOTES      NOTES       NOTES       NOTES

[insert name of each    $            $           $           $             $
underwriter]





Total                   $            $           $           $             $

     The underwriters have agreed to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                         Initial
                         Offering    Underwriting      Proceeds to
                           PRICE       DISCOUNT          THE SELLER     CONCESSION    REALLOWANCE
Per class A-1 note         ____%        ____%            $________         ____%         ____%
Per class A-2 note         ____%        ____%             ________         ____%         ____%
Per class A-3 note         ____%        ____%             ________         ____%         ____%
Per class A-4 note         ____%        ____%             ________         ____%         ____%
Per class B note           ____%        ____%             ________         ____%         ____%
Total                                                    $________

     The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

     Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

     Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

     In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

     Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     The underwriters have advised that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

     From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the trust's affiliates.

     The underwriting agreement provides that College Loan LLC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the trust has agreed to reimburse the underwriters for the fees and expenses of their counsel.

                                  LEGAL MATTERS

     Certain legal matters, including certain income tax matters, will be passed upon for College Loan Corporation Trust 20__-__ by Stroock & Stroock & Lavan, LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by __________________.

PROSPECTUS





                        COLLEGE LOAN CORPORATION TRUST I
                                     ISSUER

                            COLLEGE LOAN CORPORATION
                       DEPOSITOR AND ISSUER ADMINISTRATOR


                         STUDENT LOAN ASSET-BACKED NOTES

College Loan Corporation Trust I will issue notes from time to time in one or more series. The specific terms of the notes included in each series, along with information relating to the outstanding notes of each previously issued series, will be described in a supplement to this prospectus.

The trust has issued previously other series of notes and has used the proceeds it received to acquire portfolios of student loans. Proceeds from the sale of future notes also will be used to acquire portfolios of student loans. All student loans acquired by the trust will have been originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will be limited obligations of the trust payable solely from the student loans that the trust acquires and the other assets of the trust. The notes will not be guaranteed by any other person.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

                The date of this prospectus is ________ __, 2003.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

     College Loan Corporation Trust I will issue notes from time to time in one or more series. The trust has previously issued other series of notes. All notes that the trust issued previously and all notes that the trust will issue in the future will be secured by a common pool of student loans that the trust has acquired and will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trust has offered previously and may offer in the future. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

     o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each series of the notes to be sold

     o    information concerning the student loans underlying the notes

     o information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement

     o information concerning the guarantee agencies providing guarantees for the student loans

     o information concerning the companies engaged to service the student loans

     o information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the student loans

     o any updates or changes to the information presented in this prospectus.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

        ----------------------------------------------------------------

                         TABLE OF CONTENTS TO PROSPECTUS
        ----------------------------------------------------------------

ABOUT THIS PROSPECTUS........................................................i
SUMMARY OF THE OFFERING.....................................................ii
RISK FACTORS.................................................................1
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS...........................11
FORMATION OF THE TRUST......................................................11
THE SPONSOR.................................................................12
THE ISSUER ADMINISTRATOR....................................................12
DESCRIPTION OF THE NOTES....................................................14
SECURITY AND SOURCES OF PAYMENT FOR THE NOTES...............................22
BOOK-ENTRY REGISTRATION.....................................................32
ADDITIONAL NOTES............................................................37
ADDITIONAL INDENTURE OBLIGATIONS............................................37
SUMMARY OF THE INDENTURE PROVISIONS.........................................38
DESCRIPTION OF CREDIT ENHANCEMENT AND SWAP AGREEMENTS.......................53
DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM....................55
DESCRIPTION OF THE GUARANTEE AGENCIES.......................................69
THE TRUSTEE AND THE ELIGIBLE LENDER TRUSTEE.................................76
THE DELAWARE TRUSTEE........................................................76
FEDERAL INCOME TAX CONSEQUENCES.............................................77
ERISA CONSIDERATIONS........................................................82
PLAN OF DISTRIBUTION........................................................83
LEGAL MATTERS...............................................................84
FINANCIAL INFORMATION.......................................................84
RATINGS.....................................................................84
INCORPORATION OF DOCUMENTS BY REFERENCE; WHERE TO FIND MORE INFORMATION.....85
GLOSSARY OF TERMS...........................................................86
APPENDIX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..94

                             SUMMARY OF THE OFFERING

     The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.


OVERVIEW

College Loan Corporation Trust I is a Delaware statutory trust that has sold, and will from time to time continue to sell, notes in one or more series, and has purchased, and will continue to purchase, pools of student loans with the proceeds received from these sales. Unlike other issuers that create separate trusts each time they sell securities, all of the notes we sell will be secured by all the student loans we acquire and pledge under the indenture. The priority of payments among the various series of notes sold by the trust will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the trust.

PRIOR NOTES

Each prospectus supplement will provide certain information describing each series of notes issued by the trust that will be outstanding on the date of the prospectus supplement. This information will include:

     o    name and designations of each series

     o    date that the series was issued

     o    original principal amount

     o    outstanding principal amount

     o    interest rate or method used to determine the interest rate

     o    legal final maturity date

     o    whether the notes are senior, subordinate or junior subordinate notes

PARTIES

ISSUER: College Loan Corporation Trust I, a Delaware statutory trust formed under a trust agreement between the sponsor and the Delaware trustee.

DEPOSITOR: College Loan Corporation. You may contact College Loan
Corporation at 16855 West Bernardo Drive, San Diego, California 92127, or by phone by contacting Investor Relations at (888) 972-6311.

SERVICERS: The servicers of the student loans will be identified in each prospectus supplement. We may replace any servicer with one or more new servicers or add one or more new servicers not listed in a prospectus supplement under certain circumstances.

ISSUER ADMINISTRATOR: College Loan Corporation will provide certain administrative services for the trust.

ELIGIBLE LENDER TRUSTEE AND TRUSTEE: Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) is the eligible lender trustee for the trust and also is the trustee under the indenture governing the trust's issuance of notes.

DELAWARE TRUSTEE: Wilmington Trust Company acts as the Delaware trustee for the trust.

INTEREST RATES

The prospectus supplement will describe the interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. The trust may issue series of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes--Auction rate notes."

INDEX RATE NOTES. The trust may issue series of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes--LIBOR rate notes" and "--Treasury rate notes" in this prospectus.

ACCRUAL NOTES. The trust may issue one or more series of accrual notes.
Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes--Accrual notes" in this prospectus.

ORIGINAL ISSUE DISCOUNT NOTES. The trust may issue series of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See "Description of the Notes--Original issue discount notes" in this prospectus.

PAYMENTS ON THE NOTES

The trustee will make payments of principal and interest due on the notes on behalf of the trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Principal payments received on student loans will be used to make principal payments on the notes.

OPTIONAL PURCHASE

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal amount of one or more series of notes declines to the level specified in that prospectus supplement. Our exercise of this purchase option will result in the early retirement of the series of notes specified in the related prospectus supplement. See "Summary of the Indenture Provisions--Sale of student loans held in trust estate" in this prospectus.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. The principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

OPTIONAL REDEMPTION. Notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust's expenses. In addition, the trust may sell some or all of its student loans for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem some or all of its notes. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans and redeem notes.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the series of notes that will be redeemed. Generally, senior notes will be redeemed before subordinate notes. A supplemental indenture may provide for the issuance of junior subordinate notes, and if so, subordinate notes generally will be redeemed before junior subordinate notes. However, we may have the option of redeeming some or all of the subordinate notes before all of the senior notes are redeemed, and may redeem some or all of the junior subordinate notes before all the senior notes and subordinate notes are redeemed, if specified ratios of assets to liabilities of the trust exceed levels specified in the prospectus supplement. See "Description of the Notes--Notice and partial redemption of notes" in this prospectus.

ADDITIONAL REDEMPTION PROVISIONS. As a general rule, we will not redeem any series of notes bearing interest based upon an auction rate unless we have redeemed previously each series of notes that bear interest based upon a different method that are secured on a parity with the auction rate notes that we will be redeeming. This rule may be amended for one or more series of notes to the extent described in the prospectus supplement relating to those notes. We also may amend this rule if each rating agency rating our notes indicates that the proposed amendment will not cause the rating agency to lower or withdraw its rating on each series of our notes.

STUDENT LOAN ASSETS

The student loans that comprise the assets of the trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans to be acquired by the trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the trustee for the trust, will be described in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans that comprise the assets of the trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

SUBORDINATE NOTES

The rights of the owners of subordinate notes to receive payments of principal and interest will be subordinated to the rights of the owners of senior notes issued by the trust to receive payments of principal and interest. The rights of the owners of any junior subordinate notes issued by the trust to receive payments of principal and interest will be subordinated to the rights of the owners of subordinate notes and senior notes issued by the trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

FUNDS

The indenture governing the notes creates the following funds:

ACQUISITION FUND. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. The trust will use these funds to originate or acquire the student loans that secure the notes.

If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, we will use a specified percentage of the proceeds in the Acquisition Fund to originate or purchase additional portfolios of student loans, to originate or purchase serial loans and to originate consolidation loans. The acquisition period will begin on the date the notes are issued and end on the earlier of the date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the Acquisition Fund that are not used by the trust to acquire student loans will be used to redeem notes as described in the related prospectus supplement.

COLLECTION FUND. Funds received with respect to student loans will be deposited into the Collection Fund. We also will deposit into the Collection Fund payments we receive under any credit enhancement facilities or swap agreements. Generally, funds on deposit in the Collection Fund will be transferred to other funds and accounts, from which they will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by the trust. A supplemental indenture may provide for the establishment of a capitalized interest account in the Collection Fund. Amounts in the Collection Fund also will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance and will otherwise be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

ADMINISTRATION FUND. Funds in the Administration Fund will be used to pay the costs of issuing each series of notes and the trust's ongoing fees and expenses.

DEBT SERVICE FUND. The Debt Service Fund is comprised of an Interest Account, a Principal Account and a Retirement Account. Funds transferred from the Collection Fund to the Debt Service Fund will be used to pay interest and principal on the notes, and to purchase or redeem notes as provided in the applicable prospectus supplement.

RESERVE FUND. In connection with the issuance of each series of notes, we may deposit into the Reserve Fund the amount, if any, specified in the related prospectus supplement. The Reserve Fund will be required to be maintained at the balance specified in the related prospectus supplement from extra amounts in the Collection Fund and the Surplus Fund. Moneys in the Reserve Fund will be used to pay interest and principal on the notes and certain other obligations if funds in the Debt Service Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to the Reserve Fund if so provided in a prospectus supplement.

SURPLUS FUND. Excess funds in the Collection Account not needed to make transfers or payments in any month will be transferred to the Surplus Fund and will be available on future dates to offset deficiencies in other funds or accounts. Amounts in the Surplus Fund also may be released to the sponsor or used to make indemnity payments required under a servicing agreement if, after taking into account any such release, certain asset to liability ratio tests are satisfied. These tests are described in this prospectus under the heading "Security and Sources of Payment for the Notes--Surplus Fund" but may be modified if so specified in a prospectus supplement.

Additional transfers may be made from certain funds to make up deficiencies in amounts available in other funds, in the manner specified in the indenture.

See "Security and Sources of Payment for the Notes" in this prospectus for additional information regarding the funds and accounts.

CREDIT ENHANCEMENT AND SWAP AGREEMENTS

Credit enhancement for a series of notes may be established in the form of:

     o    insurance policies or surety bonds;

     o    subordination of certain series or subseries of notes;

     o    one or more reserve funds;

     o    letters of credit; or

     o other arrangements acceptable to each rating agency rating the notes to provide for coverage of risks of defaults or losses.

The trust may also enter into swap agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements and other hedge agreements. The trust's obligation to make payments in connection with a swap agreement may be secured by a pledge of and lien on the assets of the trust. The source of funds and priority of payments owed in respect of a swap agreement will be specified in the applicable prospectus supplement.

Any credit enhancement facility or swap agreement for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Swap Agreements" in this prospectus.

REPORTS TO NOTEHOLDERS

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Those participants will then forward the reports to the beneficial owners of notes. See "Book-Entry Registration" in this prospectus. -61- SSL-DOCS2 70088454v12

                                  RISK FACTORS

     You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

YOUR NOTES ARE PAYABLE SOLELY FROM THE TRUST ESTATE AND YOU WILL HAVE NO OTHER RECOURSE AGAINST US

     Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of the trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

     o on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the indenture;

     o amounts on deposit in the Reserve Fund and other funds held in the trust estate; and

     o any form of credit enhancement described in the related prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS MAY RESULT IN LOSS OF GUARANTEE AND OTHER BENEFITS

     The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

     Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

     o the Department of Education's refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of the trust; or

     o the guarantors' inability or refusal to make guarantee payments on the student loans of the trust.

     Each loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

     If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

IF A SERVICER OR ANY SUBSERVICER FAILS TO COMPLY WITH THE DEPARTMENT OF EDUCATION'S THIRD-PARTY SERVICER REGULATIONS, PAYMENTS ON YOUR NOTES COULD BE ADVERSELY AFFECTED

     The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including a servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if a servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine a servicer or any subservicer and/or limit, suspend, or terminate a servicer's or subservicer's eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer's or any subservicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

BANKRUPTCY OR INSOLVENCY OF COLLEGE LOAN CORPORATION COULD RESULT IN PAYMENT DELAYS OR REDUCTIONS

     College Loan Corporation is the depositor of the trust and will sell to the trust all of the loans acquired by the trust with the proceeds of the notes. If College Loan Corporation seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate the trust's assets into the bankruptcy estate of College Loan Corporation. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

     We have taken steps to structure each loan purchase by the trust from College Loan Corporation as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of College Loan Corporation if College Loan Corporation becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to the trust.

BANKRUPTCY OR INSOLVENCY OF A SERVICER OR ANY SUBSERVICER COULD RESULT IN PAYMENT DELAYS TO YOU

     If any servicer or subservicer identified in a prospectus supplement becomes subject to an insolvency or bankruptcy proceeding, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a successor servicer or subservicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR STUDENT LOANS

     For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

     In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE RATE OF PAYMENTS ON STUDENT LOANS MAY AFFECT THE MATURITY AND YIELD OF YOUR NOTES

     Student loans may be prepaid at any time without penalty. If the trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each series of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.

     Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each series of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

     The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans the trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

THE CHARACTERISTICS OF THE PORTFOLIO OF STUDENT LOANS HELD IN THE TRUST ESTATE MAY CHANGE

     As a master trust, the trust may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time. Following the transfer of additional student loans purchased with the proceeds of issuance of subsequent series of notes, the characteristics of the student loans may differ significantly from those described in that prospectus supplement. The characteristics that may differ include the composition of our student loan portfolio, changes in the relative concentration of guarantors in our portfolio, distribution by loan type, distribution by interest rate, distribution by principal balance and distribution by remaining term. In addition, the characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by the trust.

     The trust's cash flow, and its ability to make payments due on your notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED AND THE ABILITY OF THE GUARANTEE AGENCIES TO HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

     The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in the trust estate are the guarantees provided by the guarantee agencies.

     A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

     If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education's making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

PAYMENT OFFSETS BY GUARANTEE AGENCIES OR THE DEPARTMENT OF EDUCATION COULD PREVENT THE TRUST FROM PAYING YOU THE FULL AMOUNT OF THE PRINCIPAL AND INTEREST DUE ON YOUR NOTES

     The sponsor may establish other trusts that have the same eligible lender trustee as we do. The eligible lender trustee may use the same Department of Education lender identification number for student loans in the trust as it uses for other student loans it holds on behalf of other trusts established by the sponsor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to a servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

     If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust (whether or not a part of this trust estate) the Department or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust's ability to pay you principal and interest on your notes.

IF THE TRUST CANNOT PURCHASE STUDENT LOANS, IT WILL PAY PRINCIPAL ON OR REDEEM NOTES

     We will use the proceeds of the notes sold by the trust to acquire student loans. If the student loan purchases are not completed, or if the trust is not able to use note proceeds to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES MAY NOT DEVELOP, AND THIS COULD DIMINISH THEIR VALUE

     Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT THE TRUST'S STUDENT LOAN PORTFOLIO

     The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Act Amendments of 1998 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans the trust then owned, it would reduce the number of loans available for purchase in the future.

     Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

     Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

COMPETITION CREATED BY THE FEDERAL DIRECT STUDENT LOAN PROGRAM COULD ADVERSELY AFFECT THE AVAILABILITY OF STUDENT LOANS, THE COST OF SERVICING, THE VALUE OF STUDENT LOANS AND PREPAYMENT EXPECTATIONS

     In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a servicer or subservicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of a servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to "Description of the Federal Family Education Loan Program" in this prospectus.

THE SUBORDINATE AND JUNIOR SUBORDINATE NOTES ARE SUBORDINATED TO THE SENIOR
NOTES

     The trust may issue one or more series of notes, in one or more series. Payments of interest and principal on subordinate notes are subordinated in priority of payment to payments of interest and principal due on senior notes. A supplemental indenture may also provide for the issuance of junior subordinate notes which will be subordinated in priority of payment to payments of interest and principal due on subordinate notes. Subordinate notes and junior subordinate notes are subordinated to senior notes, and junior subordinate notes are also subordinate to subordinate notes, as to the direction of remedies upon an event of default. Consequently, holders of subordinate notes and junior subordinate notes may bear a greater risk of losses or delays in payment than holders of senior Notes. As a result, the junior subordinate notes and subordinate notes will be very sensitive to losses on the student loans and the timing of those losses. If you are a holder of a subordinate note or a junior subordinate note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss.

THE TRUST MAY ISSUE ADDITIONAL NOTES SECURED BY THE TRUST ESTATE

     The trust may issue additional series of notes, in one or more series if so provided in the related prospectus supplement. The proceeds from the sale of these additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any senior notes and senior to, on a parity with or subordinate to subordinate or junior subordinate notes issued by the trust. However, before issuing additional notes, the trust must receive written evidence from each rating agency then rating any outstanding notes of the trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

DIFFERENT RATES OF CHANGE IN INTEREST RATE INDEXES MAY AFFECT THE TRUST'S CASH FLOW

     The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates, or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate and, in certain interest rate environments, the trust may be entitled to receive special allowance payments on its student loans from the Department of Education based upon a three month commercial paper rate. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on student loans the trust acquires, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes issued by the trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

     Usually, each series of notes will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as holders as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of holders indirectly through The Depository Trust Company and its participating organizations. See "Book-Entry Registration" in this prospectus.

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION TO PURCHASE AND MAY CHANGE

     It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any series of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

BORROWERS OF STUDENT LOANS ARE SUBJECT TO A VARIETY OF FACTORS THAT MAY ADVERSELY AFFECT THEIR REPAYMENT ABILITY

     Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

     Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. In addition, originators of student loans may, from time to time, offer incentive programs to borrowers. Generally, under these programs, the interest rate on a borrower's student loan is reduced if the borrower timely pays a specified number of consecutive student loan payments. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

THE PRINCIPAL AMOUNT OF THE NOTES OUTSTANDING MAY EXCEED THE PRINCIPAL AMOUNT OF THE ASSETS IN THE TRUST ESTATE, WHICH COULD RESULT IN LOSSES ON YOUR NOTES IF THERE WAS A LIQUIDATION

     We expect to acquire student loans from amounts in the acquisition fund at premiums exceeding the principal amount of the student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

     Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

IF THE TRUSTEE IS FORCED TO SELL LOANS AFTER AN EVENT OF DEFAULT, THERE COULD BE LOSSES ON YOUR NOTES

     Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the trust's student loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

LESS THAN ALL OF THE HOLDERS CAN APPROVE AMENDMENTS TO THE INDENTURE OR WAIVE DEFAULTS UNDER THE INDENTURE

     Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

RATING AGENCIES CAN PERMIT CERTAIN ACTIONS TO BE TAKEN WITHOUT YOUR APPROVAL

     The indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by the trust of interest rate exchange agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

THE TRUST MAY ENTER INTO SWAP AGREEMENTS WHICH COULD RESULT IN DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES IF THE COUNTERPARTY FAILS TO MAKE ITS PAYMENTS

     Under the indenture, the trust may enter into interest rate swap agreements if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes. Interest rate swap agreements carry risks relating to the credit quality of the counterparty and the enforceability of the swap agreement.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Statements in this prospectus and the prospectus supplement, including those concerning expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements, which represent the expectations and beliefs of College Loan Corporation about future events. Actual results may vary materially from expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

                             FORMATION OF THE TRUST

     The trust was established in March 2002 as a Delaware statutory trust pursuant to a trust agreement between College Loan LLC, as sponsor, and Wilmington Trust Company, as Delaware trustee. The trust will issue notes in one or more series. The trust agreement limits the operations of the trust to the following activities:

     o acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

     o    issue notes;

     o    enter into swap agreements and credit enhancement facilities;

     o    make payments of principal and interest on the notes; and

     o engage in any incidental or related activities, including, but not limited to, originating student loans through the eligible lender trustee.

     The notes will be issued pursuant to the indenture of trust and a supplemental indenture of trust described in the related prospectus supplement. The notes will represent indebtedness of the trust only, secured by the assets of the trust. The eligible lender trustee will acquire legal title to the student loans on behalf of the trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the trust.

     Following the acquisition of student loans, the assets of the trust will include:

     o student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

     o revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest subsidy payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

     o all moneys and investments held in the funds created under the indenture;

     o rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances;

     o any other property described in the related prospectus supplement, including any credit enhancement facilities for the notes and rights to receive payments under swap agreements.

                                   THE SPONSOR

     College Loan LLC, a Delaware limited liability company that is owned by College Loan Corporation, is the sponsor under the trust agreement and will own all the equity interests in the trust. The sponsor has been structured as a bankruptcy-remote, special purpose entity. Its limited liability company agreement contains certain limitations, including restrictions on the nature of the sponsor's business and a restriction on the sponsor's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its members, including its independent member.

                            THE ISSUER ADMINISTRATOR

     College Loan Corporation serves as issuer administrator for the trust pursuant to an administration agreement. The issuer administrator will provide certain administrative services to the trust, the trustee and the Delaware trustee, including, among other things:

     o administering accounting and financial reporting activities of the trust;

     o preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

     o providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

     College Loan Corporation is a national student loan company offering Federal Family Education Loan Program loans (Stafford, Plus and Consolidation loans) to eligible applicants in all 50 states and the District of Columbia. College Loan Corporation specializes in providing one-on-one counseling to families searching for the best way to pay for college. College Loan Corporation has originated or acquired loans with students who have attended over 1,500 different colleges and universities. The College Loan Corporation business development team works directly with schools to provide a high level of service to students and their families. Additionally, College Loan Corporation works with eligible consumers to facilitate the completion of federal Consolidated loans.

     College Loan Corporation's sole business consists of originating loans under the FFEL Program through an eligible lender trustee. College Loan Corporation refers its borrowers applying for non-federal loans (commonly referred to as alternative or private loans) to a business partner so that the borrower's needs are met.

BACKGROUND

     College Loan Corporation's headquarters are located at the Bernardo Executive Center, 16855 West Bernardo Drive, San Diego, California 92127. College Loan Corporation currently occupies approximately 68,000 square feet of office space, including an on-site data center that maintains all College Loan Corporation software applications, including those proprietary software applications developed by College Loan Corporation.

     College Loan Corporation is open twenty-four hours a day, seven days a week. This coverage allows College Loan Corporation to offer its clients all inclusive customer service superior to its competition. College Loan Corporation currently employs more than 380 full-time employees including seven executives, eighteen managers, one hundred fifty sales representatives, seventy loan processors and forty customer service representatives.

BUSINESS MODEL

     The College Loan Corporation business model is focused on superior service to customers (schools and borrowers). To best achieve this objective, College Loan Corporation performs certain core competency functions in-house. College Loan Corporation provides superior one-on-one counseling to guide an applicant through the complete loan application process. After we perform this function in-house, we utilize the expertise of outside service providers for other loan processing functions. For example, the initial functions related to qualifying a loan applicant, securing a valid application and following up to verify completeness are all performed in-house. After these initial functions are completed, an external loan originator and servicer perform the subsequent loan processing steps.

USE OF INDUSTRY EXPERTS

     Since inception, College Loan Corporation has had all training materials, marketing literature and marketing scripts reviewed by in-house and outside legal counsel. Legal counsel has provided advice regarding these materials and all significant contracts negotiated with student loan industry business partners.

     College Loan Corporation contracted with KPMG to design and set up all loan accounting and finance functions. After KPMG completed the design and set-up, College Loan Corporation retained KPMG to provide further advice about loan accounting and finance functions until the middle of 2002. At that time, all KPMG employees valuable to CLC were hired. Since the conversion of talent to our in-house operation, we have forged a new relationship with PricewaterhouseCoopers (PwC). For example, PwC has recently provided CLC with advice regarding tax strategy and FASB interpretations for financial statement preparation.

                            DESCRIPTION OF THE NOTES

     The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture and the applicable supplemental indenture for a complete description of the terms of your notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 86 of this prospectus.

FIXED RATE NOTES

     The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

AUCTION RATE NOTES

     The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

     DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

     The interest rate on each series of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

     In the auction, the following types of orders may be submitted:

     o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

     o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

     o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

     If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

     The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.


     (a)      Assumptions:
-------------------------------------------------------------------------------

              1.  Denominations (Units)          =  $50,000
              2.  Interest period                =  28 days
              3.  Principal amount outstanding   =  $50 Million (1000 Units)

     (b)      Summary of all orders received for the auction


              BID/HOLD ORDERS                  SELL ORDERS                POTENTIAL BID ORDERS



              20 Units at 2.90%                100 Units Sell                  40 Units at 2.95%
              60 Units at 3.02%                100 Units Sell                  60 Units at 3.00%
             120 Units at 3.05%                200 Units Sell                 100 Units at 3.05%
             200 Units at 3.10%                   400 Units                   100 Units at 3.10%
             200 Units at 3.12%                                               100 Units at 3.11%
                   600 Units                                                  100 Units at 3.14%
                                                                              200 Units at 3.15%
                                                                                 700 Units

     The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

     (c) Auction agent organizes orders in ascending order


      Order        Number       Cumulative                     Order         Number         Cumulative
     NUMBER       OF UNITS    Total (UNITS)     PERCENT        NUMBER       OF UNITS      TOTAL (UNITS)      PERCENT

  1.                   20(W)         20              2.90%        7.             200(W)           600            3.10%
  2.                   40(W)         60              2.95%        8.             100(W)           700            3.10%
  3.                   60(W)        120              3.00%        9.             100(W)           800            3.11%
  4.                   60(W)        180              3.02%       10.             200(W)          1000            3.12%
  5.                  100(W)        280              3.05%       11.             100(L)                          3.14%
  6.                  120(W)        400              3.05%       12.             200(L)                          3.15%


(W)  Winning Order   (L)  Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

     The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

     If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

     MAXIMUM RATE AND INTEREST CARRY-OVERS. If the auction rate for a series of auction rate notes is greater than a maximum rate calculated as described in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. If the interest rate for a series of auction rate notes exceeds the maximum rate, the excess over the maximum rate will be carried over for that series of auction rate notes. The maximum rate will, however, be capped at a fixed rate described in the related prospectus supplement. There will be no carry-over of interest if the auction rate for a series of auction rate notes exceeds this cap. The carry-over amount will bear interest calculated at the one-month LIBOR rate or as otherwise specified in the related prospectus supplement, until paid.

     The carry-over amount, and interest accrued thereon, for a series of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the holder on the redemption date to the extent that moneys are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

     CHANGES IN AUCTION PERIOD. As specified in the related prospectus supplement, we may, from time to time, change the length of the auction period for a series of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period.

     CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with our written consent, may specify a different auction date for a series of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.

LIBOR RATE NOTES

     The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each payment date. The payment date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. The amount of interest payable to holders of LIBOR rate notes for any interest period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

     The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the trust may enter into a LIBOR note swap agreement. Under the terms of this agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement in the order and in the manner specified in the prospectus supplement.

TREASURY RATE NOTES

     The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

     o The numerator of which is equal to the sum of the expected interest collections on the trust's student loans and reciprocal payments that the trust receives on a swap agreement, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments the trust makes on any swap agreement, if any, with respect to an interest period; and

     o The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

COMMERCIAL PAPER RATE NOTES

     The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be the business day specified in the applicable prospectus supplement following the end of the interest period for the notes specified in the prospectus supplement. Principal will be payable on the commercial paper rate notes as specified in the applicable prospectus supplement.

     The amount of interest payable on the commercial paper rate notes will be adjusted as specified in the applicable prospectus supplement. The interest rate will be the commercial paper rate plus a spread, in each case as specified in the related prospectus supplement. The interest rate payable on the commercial paper rate notes for any interest period may be subject to limitations as specified in a prospectus supplement.

ACCRUAL NOTES

     Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any series of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

ORIGINAL ISSUE DISCOUNT NOTES

     Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences--Taxation of Interest Income of Holders."

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

     If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each series of notes will be a seven-digit decimal computed by the issuer administrator before each payment date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a series of notes will be the product of:

     o    the original denomination of your note; and

     o    the applicable pool factor.

     Noteholders will receive reports each month concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions--Further Covenants" in this prospectus.

DENOMINATIONS AND PAYMENTS OF THE NOTES

     The notes of a series will be issued in the denominations specified in the related prospectus supplement.

     The principal of and premium, if any, on the notes due at maturity (whether at the stated maturity date, by redemption, acceleration or otherwise) together with interest payable on the notes on that date, if not a regularly scheduled interest payment date, will be payable at the principal office of the trustee, as paying agent, upon presentation and surrender of the notes.

     Interest on each series of notes, and payments of principal prior to maturity, will be payable on the regularly scheduled payment date with respect to that series, by check mailed to the person who is the holder of the note on the regular record date for that payment date, or, in the case of any note held by a holder of notes of that series in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in principal amount of the notes of that series is outstanding, the holder of all outstanding notes of that series), at the direction of that holder received by the paying agent by 5:00 p.m. on the last business day preceding the applicable regular record date, by electronic transfer by the paying agent in immediately available funds to an account designated by that holder.

     The "regular record date" with respect to any regularly scheduled payment date for a series of notes generally means the last business day preceding that payment date.

     Any interest not so timely paid or duly provided for (referred in this prospectus as "defaulted interest") will cease to be payable to the person who is the holder of the related notes at the close of business on the regular record date and will be payable to the person who is the holder of that note at the close of business on a special record date established by the trustee (a "special record date") for the payment of any such defaulted interest. This special record date will be fixed by the trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date will be given to the holders of the notes of the applicable series not less than 10 days prior to the special record date by first-class mail to each such holder as shown on the note register on a date selected by the trustee, stating the date of the special record date and the date fixed for the payment of the defaulted interest.

     All payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

     The notes of a series are subject to mandatory redemption following the end of the acquisition period described in the related prospectus supplement in an amount equal to the proceeds held in the Acquisition Fund from the sale of notes that have not been used to purchase student loans. The principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

     See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

OPTIONAL REDEMPTION

     Notes of a series may be subject to redemption, from funds received by the trustee constituting interest on student loans remaining after all other prior required payments have been made. In addition, the trust may sell some or all of its student loans for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem some or all of its notes. A prospectus supplement relating to a series of notes may describe restrictions on our ability to sell student loans and redeem notes. The notes also may be optionally redeemed in whole or in part, on or after the date set forth in the prospectus supplement. Any limitations on optional redemptions of a series of notes will be described in the prospectus supplement relating to issuance of that series of notes. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

REDEMPTION OR PURCHASE PRICE

     Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest to the date of redemption. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

     The trustee will provide notice of any early redemption or purchase by mailing a copy of the redemption or purchase notice to each holder of a note being prepaid.

SENIOR ASSET REQUIREMENT

     If less than all of the notes of any series are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. We will not redeem of any subordinate notes while senior notes are oustanding unless, after giving effect to the redemption, the Senior Asset Requirement will be met. In general, the "Senior Asset Requirement" requires that the Senior Asset Percentage is at least 107% and the Subordinate Asset Percentage is at least 101.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

ADDITIONAL REDEMPTION PROVISIONS

     As a general rule, we will not redeem any series of notes bearing interest based upon an auction rate unless we have redeemed previously each series of notes that bear interest based upon a different method that are secured in a parity with the auction rate notes that we will be redeeming. This rule may be amended for one or more series of notes to the extent described in the prospectus supplement relating to those notes. We also may amend this rule if each rating agency rating our notes indicates that the proposed amendment will not cause the rating agency to lower or withdraw its rating on each series of our notes.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

     Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to College Loan Corporation or other seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest. A prospectus supplement relating to a series of notes may describe restrictions on an ability to sell student loans.

     If so provided in a prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, some or all of the student loans owned by the trust on any payment date when the outstanding principal balance of one or more series of notes declines to the level specified in that prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

     The notes are limited obligations of the trust, secured by and payable solely from the trust's assets as set forth in the indenture. The following assets will serve as security for the notes:

     o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee or the trust on account of any student loan, including interest subsidy payments, any special allowance payments and guarantee payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

     o payments from swap counterparties under any swap agreements described in prospectus supplement;

     o all moneys and investments held in the funds created under the indenture; and

     o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

     In addition, the trust's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

ADDITIONAL INDENTURE OBLIGATIONS

     Under the indenture, the trust has issued previously several series of notes. Each prospectus supplement will provide certain information describing each series of notes issued by the trust that will be outstanding on the date of the prospectus supplement. This information will include:

     o    name and designations of each series

     o    date that the series was issued

     o    original principal amount

     o    outstanding principal amount

     o    interest rate or method used to determine the interest rate

     o    legal final maturity date

     o    whether the notes are senior, subordinate or junior subordinate notes

     The indenture provides that in the future, upon the satisfaction of certain conditions, the trust may issue additional series of notes. These additional notes may be issued as senior notes, on a parity with any other senior notes, or as subordinate notes, on a parity with any other subordinate notes. The indenture also provides that junior subordinate notes, that are subordinate to senior notes and subordinate notes, may be issued.

     In addition, the trust may enter into swap agreements and may obtain credit enhancement facilities. The trust's obligations under these swap agreements and credit enhancement facilities may be issued on a parity with the senior notes, the subordinate notes or any junior subordinate notes issued pursuant to the indenture. In this prospectus, we refer to any swap agreements or credit enhancement facilities and the series of notes having the same payment priority as "senior obligations," "subordinate obligations," or "junior subordinate obligations," as applicable. We refer to the senior obligations, subordinate obligations and junior subordinate obligations collectively as "indenture obligations."

PRIORITIES

     The senior notes (and any other senior obligations) are entitled to payment and certain other priorities over the subordinate notes (and any other subordinate obligations). Current payments of interest and principal due on subordinate notes on an interest payment date or principal payment date will be made (on a parity basis with any other subordinate obligations) only to the extent that there are sufficient moneys available for such payment, after making all such payments due on such date with respect to senior notes and other senior obligations.

     So long as any senior obligations remain outstanding under the indenture, the failure to make interest or principal payments with respect to subordinate notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the subordinate notes will be paid (on a parity basis with any other subordinate obligations) only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all senior notes and the satisfaction of all other senior obligations.

     In addition, holders of senior notes and beneficiaries of other senior obligations are entitled to direct certain actions to be taken by the trustee prior to and upon the occurrence of an event of default, including election of remedies. See "Summary of the indenture--Remedies on default" in this prospectus.

FLOW OF FUNDS

     The following funds were created by the trustee under the indenture for the benefit of the holders:

     o    Acquisition Fund

     o    Collection Fund

     o    Administration Fund

     o    Debt Service Fund

     o    Reserve Fund

     o    Surplus Fund

ACQUISITION FUND

     With respect to each series of notes, the trustee will deposit into the Acquisition Fund the amount of proceeds from the issuance of that series specified in the related supplemental indenture. The trustee will also deposit into the Acquisition Fund:

     o    any funds transferred from the Collection Fund or the Surplus Fund,

     o proceeds of the sale of any student loans held in the Acquisition Fund during the acquisition period; and

     o    any other amounts specified in a supplemental indenture.

     Balances in the Acquisition Fund will be used:

     o to acquire and originate student loans (through the eligible lender trustee), including the payment of any related premium and origination and guarantee fees, if any;

     o to originate federal consolidation loans in order to consolidate one or more federal student loans held by the trust and to add other student loans of that borrower to existing consolidation loans held by the trust;

     o to purchase serial loans from sellers, to the extent that the trust already holds another student loan of that borrower that was transferred to the trust on the date of issuance of a series of notes or purchased during the related acquisition period for that series;

     o to transfer moneys to the Retirement Account of the Debt Service Fund to redeem the notes following the end of the acquisition period as provided in a supplemental indenture; and

     o to deposit moneys into the Retirement Account of the Debt Service Fund to redeem one or more outstanding series of notes.

     In addition, funds in the Acquisition Fund may be used:

     o to deposit amounts into the Debt Service Fund, if there are insufficient funds in the Debt Service Fund to pay debt service on the notes and other indenture obligations when due;

     o following the acquisition period, to the extent not used to redeem notes or used as otherwise specified in the supplemental indenture, to deposit amounts into the Surplus Fund;

     o to deposit amounts into the Administration Fund to pay certain fees, costs and expenses of the trust; or

     o to perform such other actions related to the trust's student loan programs as may be provided in a supplemental indenture.

     If on any monthly calculation date the amount in the Acquisition Fund available to pay origination fees, guarantee fees, related premiums and other fees due in the next month is less than the amount so needed, the trustee will transfer an amount equal to that deficiency to the Acquisition Fund from the following funds in the following order of priority: first, the Collection fund, and second, the Surplus Fund.

     Following the end of the acquisition period relating to a series of notes, the trustee will transfer from the Acquisition Fund to the Retirement Account of the Debt Service Fund, for the redemption of notes, all amounts remaining in the Acquisition Fund.

COLLECTION FUND

     The trustee will credit to the Collection Fund:

     o    all revenues derived from the student loans;

     o unless otherwise provided in a supplemental indenture, proceeds of the sale of any student loans held in the Acquisition Fund;

     o any amounts transferred from the Acquisition Fund, the Administration Fund and the Reserve Fund;

     o any earnings on investments of funds in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Surplus Fund and the Debt Service Fund; and

     o    all payments by swap counterparties pursuant to any swap agreements.

     On each monthly calculation date, the trustee will transfer the moneys deposited during the preceding month into the Collection Fund as follows:

     FIRST, to make any payments required under any joint sharing agreement;

     SECOND, to make any payments due and payable by the trust to the U.S. Department of Education related to the student loans or any other payment due and payable to a guaranty agency relating to its guarantee of student loans;

     THIRD, to the Administration Fund to provide for payment of certain fees, costs and expenses of the trust, subject to the limitations set forth in any supplemental indenture;

     FOURTH, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on senior notes or other senior obligations (except, with respect to senior swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition);

     FIFTH, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of senior notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes;

     SIXTH, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on subordinate notes or other subordinate obligations (except, with respect to subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition);

     SEVENTH, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of subordinate notes at stated maturity, on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes;

     EIGHTH, to the Reserve Fund if necessary to increase the balance thereof to its required level;

     NINTH, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on junior subordinate notes or other junior obligations (except, with respect to junior subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition);

     TENTH, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of junior subordinate notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes;

     ELEVENTH, to make such other payments as may be set forth in a supplemental indenture upon satisfaction of a rating agency condition;

     TWELFTH, to the Acquisition Fund, to fund any add-on loans required to be funded under the Higher Education Act of 1965, as amended, relating to consolidation loans owned by the trust;

     THIRTEENTH, to the Retirement Account of the Debt Service Fund, to provide for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

     FOURTEENTH, to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) due with respect to the senior notes;

     FIFTEENTH (but only if the Senior Asset Percentage would be at least 100% upon the application of such amounts), to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

     SIXTEENTH, (but only if the Senior Asset Percentage and the Subordinate Asset Percentage would be at least 100% upon the application of such amounts), to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) with respect to the junior subordinate notes;

     SEVENTEENTH, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid termination, indemnity or other similar or extraordinary payments due under senior swap agreements;

     EIGHTEENTH, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid termination, indemnity or other similar or extraordinary payments due under subordinate swap agreements;

     NINETEENTH, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid termination, indemnity or other similar or extraordinary payments due under junior subordinate swap agreements;

     TWENTIETH, to the Retirement Account of the Debt Service Fund, to provide for the redemption of, or distribution of principal with respect to, notes until, after applying these amounts, the asset release requirement shall be satisfied; and

     TWENTY-FIRST, to the Surplus Fund.

ADMINISTRATION FUND

     The trustee will credit to the Administration Fund, from the proceeds of the issuance of each series of notes, the amount, if any, specified in the related supplemental indenture. The trustee also will credit to the Administration Fund all amounts transferred to it from the Collection Fund, the Surplus Fund and the Acquisition Fund. Amounts in the Administration Fund will be used to pay costs of issuance (to the extent provided by a supplemental indenture) and the costs, fees and expenses of the trust.

DEBT SERVICE FUND

     The indenture establishes a Debt Service Fund which comprises three accounts:

     o    the Interest Account

     o    the Principal Account

     o    the Retirement Account.

     The Debt Service Fund will be used only for the payment when due of principal of and premium, if any, and interest on the Notes, the purchase price of notes, other indenture obligations and carry-over amounts (including any accrued interest thereon).

     Any supplemental indenture providing for the issuance of any series of notes to be paid pursuant to or secured by a credit enhancement facility will also provide for the creation of separate sub-accounts within the Interest Account, the Principal Account and the Retirement Account. Any payment received pursuant to that credit enhancement facility will be deposited into the applicable sub-account, and these moneys will be used only for the payment of principal of and premium, if any, and interest on notes of the applicable series, or for any other purposes permitted by the applicable supplemental indenture, subject to the conditions set forth in that supplemental indenture.

     INTEREST ACCOUNT. The trustee will deposit in the Interest Account:

     o proceeds of the issuance of notes if directed by the related supplemental indenture;

     o that portion of the proceeds from the sale of the trust's refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes;

     o all payments under any credit enhancement facilities to be used to pay interest on the notes; and

     o all amounts required to be transferred to the Interest Account from the funds described below.

     With respect to each series of notes on which interest is paid no less frequently than every 60 days, the trustee will deposit to the Interest Account on each monthly calculation date an amount equal to the interest that will become payable on those notes during the following calendar month.

     With respect to each series of notes on which interest is paid less frequently than every 60 days, the trustee will make equal monthly deposits to the Interest Account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of the interest due on that interest payment date.

     With respect to notes that bear interest at a variable rate, for which any such amount cannot be determined on a monthly calculation date, the trustee will make a deposit based upon assumptions set forth in the related supplemental indenture.

     With respect to each swap agreement or credit enhancement facility under which swap payments by the trust or credit enhancement facility fees are payable no less frequently than every 60 days, the trustee will deposit to the credit of the Interest Account on each monthly calculation date an amount equal to the trust swap payments or fees that will become payable during the following calendar month.

     With respect to each swap agreement or credit enhancement facility under which swap payments by the trust or credit enhancement facility fees are payable less frequently than every 60 days, the trustee will make equal monthly deposits to the Interest Account on each monthly calculation date preceding each payment date, to aggregate the full amount of those swap payments or credit enhancement facility fees , as the case may be.

     With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the trustee will make the deposit based upon assumptions set forth in the supplemental indenture authorizing that swap agreement.

     Each deposit required by the preceding paragraphs will be made by transfer from the following funds, in the following order of priority: the Collection Fund, the Surplus Fund, the Reserve Fund and, as to senior notes and other senior obligations only, the Acquisition Fund.

     On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the trustee will transfer to the Interest Account (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to that carry-over amount (including any accrued interest thereon).

     PRINCIPAL ACCOUNT. The trustee will deposit in the Principal Account:

     o proceeds of the issuance of notes in an amount, if any, representing premium of those notes paid as a part of their purchase price thereof;

     o the portion of the proceeds from the sale of the trust's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the Notes;

     o all payments under any credit enhancement facilities to be used to pay principal of notes; and

     o all amounts required to be transferred to the Principal Account from the funds described below.

     To provide for the payment of principal due on the stated maturity of notes or on a mandatory sinking fund payment date for notes (or for the reimbursement to any credit facility provider for the payment of such principal), the trustee will make equal monthly deposits to the Principal Account on each of the twelve monthly calculation dates preceding the date that payment is due, to aggregate the full amount of that payment.

     These deposits will be made by transfer from the following funds in the following order of priority (after transfers to the Interest Account required on the date of any such transfer as described under "--Interest Account" above): the Collection Fund, the Surplus Fund, the Reserve Fund, and, as to senior notes and other senior obligations only, the Acquisition Fund.

     Balances in the Principal Account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest upon transfer to the Retirement Account, as determined by the trust at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.

     RETIREMENT ACCOUNT. The trustee will deposit in the Retirement Account:

     o any amounts transferred thereto from the Acquisition Fund, the Collection Fund, the Surplus Fund, or the Principal Account to provide for the redemption of the distribution of principal with respect to the notes;

     o that portion of the proceeds from the sale of the trust's bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or redemption price of notes on a date other than the stated maturity thereof or a mandatory sinking fund payment date therefor;

     o that portion of the proceeds of the sale or securitization of a student loan, if any, to be used to pay the principal or prepayment price of notes on a date other than the stated maturity date thereof or a mandatory sinking fund payment date thereof; and

     o all payments under any credit enhancement facilities to be used to pay the principal or redemption price of notes payable from the Retirement Account.

     All notes that are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with moneys deposited to the Retirement Account. Moneys in the Retirement Account will also be used for the reimbursement to any credit facility provider for the payment of those amounts pursuant to a credit enhancement facility.

     Amounts deposited in the Retirement Account to provide for the payment of the redemption price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, will be applied to the payments with respect to notes of all series subject to prepayment in such order of priority as may be established by the related supplemental indenture (or in the absence of direction from those supplemental indentures, in the order in which notes mature, and among notes with the same stated maturity, in the order in which those notes were issued). No redemption (other than mandatory sinking fund redemption) of, or principal distribution with respect to, subordinate notes will be permitted unless, after giving effect to that redemption or distribution, the Senior Asset Requirement will be met.

     Balances in the Retirement Account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the trust at such time.

RESERVE FUND

     Upon the issuance of any series of notes, the trustee will credit to the Reserve Fund, from the proceeds of that issuance of notes or from the Surplus Fund, the amount, if any, so that upon issuance of those notes the balance in the Reserve Fund will not be less than the Reserve Fund Requirement.

     If on any monthly calculation date the balance in the Reserve Fund is less than the Reserve Fund Requirement, the trustee will transfer to the Reserve Fund an amount equal to the deficiency from moneys available in the following funds in the following order of priority (to the extent not required for credit to the Administration Fund, the Debt Service Fund or the Acquisition Fund): the Collection Fund and the Surplus Fund.

     The balance in the Reserve Fund will be used and applied solely for the payment when due of principal of and interest on the notes and any other indenture obligations payable from the Debt Service Fund. If on any monthly calculation date the balance in the Reserve Fund exceeds the Reserve Fund Requirement, that excess will be transferred to the Collection Fund.

SURPLUS FUND

     On each monthly calculation date, the trustee will deposit to the Surplus Fund balances in the Collection Fund not required for deposit to any other fund or account and certain amounts transferred from the Acquisition Fund.

     At any time there is a deficiency in any of the other funds or accounts, balances in the Surplus Fund will be transferred to those funds or accounts to remedy that deficiency in the same order of priority as for the application of moneys in the Collection Fund.

     Amounts in the Surplus Fund may be applied to any one or more of the following purposes at any time as determined by the trust:

     o transfer to the Retirement Account for the redemption or purchase of, or distribution of principal with respect to, notes; or

     o during an acquisition period, transfer to the Acquisition Fund for the acquisition or origination of student loans.

     Any amounts in the Surplus Fund will also be released to the sponsor or used to make indemnity payments required pursuant to the terms of a servicing agreement if , after taking into account any such release and excluding, for these purposes only, from the calculation of the aggregate value of the trust's assets, any student loans not satisfying the trust's eligibility criteria, (a) the Senior Asset Percentage will not be less than 107%, and the Subordinate Asset Percentage will not be less than 101.5% or such greater percentages or amounts as may be required by the rating agencies and (b) the aggregate value of the trust's assets, less the principal amount of all notes outstanding will exceed $2,000,000 after release or payment; or in all cases lesser percentages or amounts if each rating agency confirms that use of such lesser percentage or amount will not result in a withdrawal or reduction of any ratings then applicable to any outstanding notes.

STATEMENTS TO TRUSTEE AND TRUST

     The issuer administrator will prepare and provide periodic statements to the trustee that will include:

     o    the amount of principal distributions on the notes;

     o the amount of interest distributions for each series of notes and the applicable interest rates;

     o    the pool balance at the end of the collection period;

     o the outstanding principal amount and the note pool factor for each series of the notes;

     o the servicing fees, trustees' fees and administrative fees for the collection period;

     o the interest rates, if available, for the next interest period for each series;

     o    the amount of any aggregate realized losses for the collection period;

     o the amount of any shortfall in the payment of the principal distribution amount for each series, and any changes in these amounts from the preceding statement;

     o the balance of student loans held by the trust that are delinquent in each delinquency period as of the end of collection period; and

     o the balance of any reserve account, after giving effect to changes in the balance on that payment date.

INVESTMENT OF FUNDS HELD BY TRUSTEE

     The trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

     The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

     Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

     The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

     Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes; The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of a series of notes are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each Direct Participant in that series to be redeemed.

     Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to College Loan Corporation Trust I, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

     Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the trust, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

     Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the trust or the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

     Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

     Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank of New York will act as depositary for Euroclear.

     Transfers between participants will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

     Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

     Depository Trust Company has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

     Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the trust, the seller, the servicers, the sub-servicers, the trustee nor the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to

     o the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant,

     o the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes,

     o the delivery by any The Depository Trust Company participant, participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or

     o    any other action taken by The Depository Trust Company.

     The trust may decide to discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository. In that event, note certificates are to be printed and delivered.

                                ADDITIONAL NOTES

     The trust may, upon complying with the provisions of the indenture, issue from time to time additional notes secured by the assets of the trust on a parity with or subordinate to either senior notes or subordinate notes, or junior subordinate notes if any, then outstanding. We may issue additional notes without the approval of the holders of any outstanding notes.

     The trust will not issue additional notes unless the following conditions have been satisfied:

     o the trust has entered into a supplemental indenture with the trustee providing the terms and forms of the additional notes.

     o the trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

     o the trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes have been satisfied.

                        ADDITIONAL INDENTURE OBLIGATIONS

     Upon complying with the terms of the indenture, the trust may enter into swap agreements and obtain credit enhancement facilities. Any swap agreement or credit enhancement facility may be obtained for the sole benefit of the series of notes designated in that agreement or facility. In that event, payments under that swap agreement or credit enhancement facility would not be available to make payments on any other series of notes. However, any payments required to be made to any swap counterparty or credit facility provider would be parity obligations with the other indenture obligations of the same series, payable from any revenues available to pay those indenture obligations. We may enter into swap agreements or credit enhancement facilities without the approval of holders of any outstanding notes. Under the indenture, the trust may not, however, enter into a swap agreement or credit enhancement facility unless the trustee has received written confirmation from each rating agency that such action would not result in the reduction or withdrawal of any ratings then applicable to the outstanding notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

     The trust will issue series of notes from time to time pursuant to the indenture and a related supplemental indenture. The following is a summary of some of the provisions contained in the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

     The provisions of the trust's indenture are generally for the equal benefit, protection and security of the holders of all of the notes issued by the trust. However, the senior notes have priority over the subordinate notes with respect to payments of principal and interest, and the subordinate notes have priority over the junior subordinate notes, if any, with respect to payments of principal and interest.

     The trust will not:

     o create, or permit the creation of, any pledge, lien, charge or encumbrance upon the student loans or the other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the trust, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture or

     o issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture.

COVENANTS

     ENFORCEMENT AND AMENDMENT OF GUARANTEE AGREEMENTS. The trust will cause the eligible lender trustee to enter into and maintain guarantee agreements covering the trust's student loans so as to maintain benefits for all student loans. The trust also will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with these agreements that in any manner will materially adversely affect the rights of the holders of the notes or the other beneficiaries under the indenture, unless each rating agency confirms that the proposed amendment will not result in the withdrawal or reduction of any ratings then applicable to the outstanding notes.

     ACQUISITION, COLLECTION AND ASSIGNMENT OF STUDENT LOANS. The trust will purchase or originate student loans only with moneys in any of the funds and, subject to any adjustments referred to in the following paragraph, will diligently cause to be collected all principal, interest and other payments in respect of the student loans to which the trust is entitled.

     ENFORCEMENT OF STUDENT LOANS. The trust will cause to be diligently enforced all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest and other amounts due to the trust. The trust will not permit the release of the obligations of any borrower under any student loan and will, to the extent permitted by law, cause to be defended, enforced, preserved and protected, the rights and privileges of the trust, the eligible lender trustee, the trustee, the holders of the notes and the other beneficiaries under the indenture, under and with respect to each student loan and related agreement. The trust will not consent or agree to or permit any amendment or modification of any student loan or related agreement that will in any manner materially adversely affect the rights or security of the holders of the notes and other beneficiaries under the indenture. The trust may, however:

     o settle a default or cure a delinquency on a student loan on terms that are required by law,

     o amend the terms of a student loan to provide a different rate of interest to the extent required by law and

     o reduce the interest rate of or forgive interest or principal payments on student loans pursuant to borrower benefit programs within certain limitations specified in the indenture.

     The trust may otherwise amend the terms of any student loan or to reduce interest payments or forgive interest or principal payments in excess of the specified limitations if each rating agency has confirmed that the proposed action will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes.

     ADMINISTRATION AND COLLECTION OF STUDENT LOANS. The trust will service and collect, or enter into one or more servicing agreements pursuant to which servicers that meet certain standards set forth in the indenture agree to service and collect, all student loans originated under the Federal Family Education Loan Program in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement. The trust will diligently enforce all terms, covenants and conditions of all servicing agreements, student loan purchase agreements and administration agreements, including the prompt payment of all amounts due under those agreements. The trust will not permit the release of the obligations of any servicer under any servicing agreement, any administrator under any administration agreement or any party under a loan purchase agreement, except in accordance with the terms of the applicable agreement. The trust will not consent or agree to or permit any amendment or modification of any servicing agreement, administration agreement or loan purchase agreement unless each rating agency confirms that the amendment or modification will not result in the withdrawal or reduction of any ratings then applicable to the outstanding notes.

     LIMITATION ON FEES. The fees, costs and expenses of the trust may not exceed certain levels unless each rating agency confirms that such levels will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes.

     TAX TREATMENT. The trust agrees, and each holder of notes, by its acceptance of its notes, agrees, to treat the notes for federal, state and local income, business and franchise tax purposes as indebtedness of the trust.

     CONTINUED EXISTENCE; MERGER AND CONSOLIDATION. The trust will maintain its existence as a Delaware statutory trust and will not dispose of all or substantially all of its assets, except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity, or permit any other entity to consolidate with or merge into it, unless either the trust is the surviving entity or each of the following conditions is satisfied:

     o the surviving, resulting or transferee entity, as the case may be, is a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

     o at least 30 days before any merger, consolidation or transfer of assets becomes effective, the trust gives the trustee written notice of the proposed transaction;

     o immediately after giving effect to any merger, consolidation or transfer of assets, no event of default under the indenture has occurred and is continuing;

     o each rating agency confirms that the merger, consolidation or transfer of assets will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes; and

     o prior to or concurrently with any merger, consolidation or transfer of assets,

          o any action necessary to maintain the lien and security interest created in favor of the trustee under the indenture is taken;

          o the surviving, resulting or transferee entity, as the case may be, delivers to the trustee an instrument assuming all of the obligations of the trust under the indenture and related agreements, together with any necessary consents; and

          o the trust delivers to the trustee and each rating agency a certificate and an opinion of counsel (which will either describe the actions taken that are necessary to maintain the lien and security intererst in favor of the trustee under the indenture or that no such action needs to be taken), each stating that all conditions precedent to the merger, consolidation or transfer of assets have been complied with.

EVENTS OF DEFAULT

     The indenture defines the following events as events of default:

     o default in the due and punctual payment of any interest on any senior note; or

     o default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at stated maturity, at the date fixed for redemption of that senior note (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that senior note; or

     o default by the trust in its obligation to purchase any senior note on a tender date for that senior note; or

     o default in the due and punctual payment of any amount owed by the trust to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

     o if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

     o if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at stated maturity, at the date fixed for redemption of that subordinate note (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that subordinate note; or

     o if no senior obligations are outstanding, default by the trust in its obligation to purchase any subordinate note on a tender date for that subordinate note; or

     o if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

     o if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

     o if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at stated maturity, at the date fixed for redemption of that junior subordinate note (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that junior subordinate note; or

     o if no senior obligations and no subordinate obligations are outstanding, default by the trust in its obligation to purchase any junior subordinate note on a tender date therefor; or

     o if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the trust to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

     o default in the performance of any of the trust's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund or the Debt Service Fund under the provisions of the indenture that has continued unremedied for 30 days; or

     o default in the performance or observance of any other of the covenants, agreements or conditions on the part of the trust contained in the indenture or in the notes that has continued unremedied for 30 days after written notice specifying the default has been given to the trust by the trustee, unless the default is such that it can be corrected, but not within 30 days, corrective action has been instituted by the trust within 30 days and is diligently pursued until the default is corrected; or

     o    certain events of bankruptcy or insolvency of the trust.

REMEDIES ON DEFAULT

     Whenever any event of default has occurred and is continuing, the trustee may (and, on the written request of the Acting Beneficiaries Upon Default, the trustee will), by notice in writing delivered to the trust, declare the principal of and interest accrued on all notes then outstanding due and payable and principal and interest will become immediately due and payable.

     At any time after such a declaration of acceleration has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the Acting Beneficiaries Upon Default, by written notice to the trust and the trustee, may rescind and annul that declaration and its consequences if:

     o a sum of money has been paid to or deposited with the trustee by or for the account of the trust, or provision for payment satisfactory to the trustee has been made, sufficient to pay:

          o    if senior obligations are outstanding:

               o    all overdue installments of interest on all senior notes;

               o the principal of (and premium, if any, on) any senior notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those senior notes;

               o to the extent lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by the senior notes;

               o all other senior obligations which have become due other than as a direct result of declaration of acceleration;

               o all other sums required to be paid to satisfy the trust's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund and the Interest Account; and

               o all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers;

     o if no senior obligations are outstanding, but subordinate obligations are outstanding:

          o    all overdue installments of interest on all subordinate notes;

          o the principal of (and premium, if any, on) any subordinate notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those subordinate notes;

          o to the extent lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by the subordinate notes;

          o all other subordinate obligations which have become due other than as a direct result of declaration of acceleration;

          o all other sums required to be paid to satisfy the trust's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund and the Interest Account; and

          o all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

     o if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

          o all overdue installments of interest on all junior subordinate notes;

          o the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those junior subordinate notes;

          o to the extent lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by the junior subordinate notes;

          o all other junior subordinate obligations which have become due other than as a direct result of declaration or acceleration;

          o all other sums required to be paid to satisfy the trust's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund and the Interest Account; and

          o all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers;

          and

     o all events of default, other than the nonpayment of the principal of and interest on notes or other obligations which have become due solely by, or as a direct result of, declaration of acceleration, have been cured or waived as provided in the indenture.

     If an event of default has occurred and is continuing, the trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the trust in the indenture and may pursue such appropriate judicial proceedings as the trustee deems most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

     If an event of default has occurred and is continuing, the Acting Beneficiaries Upon Default have requested the trustee to do so and the trustee has been indemnified as provided in the indenture, the trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the trustee deems most expedient in the interests of the beneficiaries. However, the trustee has the right to decline to comply with any such request if counsel has advised the trustee that the action requested may not lawfully be taken or if the trustee receives, before exercising that right or power, contrary instructions from the Acting Beneficiaries Upon Default.

     The Acting Beneficiaries Upon Default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture, provided that:

     o such direction will not violate any provisions of law or of the indenture;

     o the trustee does not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in the direction, other than by effect of the subordination of any of their interests;

     o the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

     o the trustee will be indemnified to its reasonable satisfaction as provided in the indenture.

     Except as permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless:

     o    an event of default has occurred and is continuing;

     o the Acting Beneficiaries Upon Default have provided written request to the trustee;

     o that beneficiary or those beneficiaries have offered to the trustee indemnity;

     o the trustee has failed or refused for a period of 60 days after the receipt of the request and indemnification to exercise the powers granted in the indenture or to institute that action, suit or proceeding in its own name; and

     o no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding or by any other beneficiary.

     No one or more holders of the notes or any other beneficiary has any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right under the indenture except in the manner described indenture, and all proceedings at law or in equity must be instituted, had and maintained in the manner described in the indenture and for the benefit of the holders of all outstanding notes and other beneficiaries, as their interests may appear. Nevertheless, the Acting Beneficiaries Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.

     Unless the trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the trustee, will waive any event of default and its consequences upon written request of the Acting Beneficiaries Upon Default; except that the trustee is not permitted to waive:

     o any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of the declaration as described above;

     o any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of that beneficiary or unless, prior to the waiver, the trust has paid or deposited with the trustee a sum sufficient to pay all amounts owed to that beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

     o any event of default arising from the failure of the trust to pay unpaid expenses of the trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to the waiver, the trust has caused to be paid or deposited with the trustee sums required to satisfy those obligations of the trust under the indenture; or

     o any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each affected holder of a note.

     Notwithstanding any other provisions of the indenture, if an "event of default" occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party is entitled to exercise one or more remedies under that swap agreement or credit enhancement facility, that other beneficiary may exercise those remedies, including the termination of that agreement, in its own discretion. Nevertheless, that party may not exercise any such remedy if it adversely affects the legal ability of the trustee or Acting Beneficiaries Upon Default to exercise any remedy available under the indenture.

     After the occurrence of a default, the trustee will have a lien on the trust estate prior to the lien of the noteholders and all other persons as security for the obligation of the trust to pay the reasonable fees of the trustee and to indemnify the trustee in accordance with the provisions of the indenture.

APPLICATION OF PROCEEDS

     Unless the principal of all the notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

     FIRST, to the payment to the holders of the senior notes and other senior obligations of all installments of principal and interest then due (except for certain termination payments due under swap agreements), and if the amount available will not be sufficient to pay all those amounts in full, then to the payment ratably, in proportion to the amounts due without regard to due date, to the senior noteholders and to each other senior beneficiary, and the trustee will apply the amount so apportioned to the senior noteholders first to the payment of interest and thereafter to the payment of principal;

     SECOND (only if the Senior Asset Percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of subordinate notes and other subordinate obligations of all installments of principal and interest then due (except for certain termination payments due under swap agreements), and if the amount available will not be sufficient to pay all those amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the subordinate noteholders and to each other subordinate beneficiary, and the trustee will apply the amount so apportioned to the subordinate noteholders first to the payment of interest and thereafter to the payment of principal;

     THIRD (only if both the Senior Asset Percentage and Subordinate Asset Percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except for certain termination payments due under swap agreements), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the junior subordinate noteholders and to each other junior subordinate beneficiary, and the trustee will apply the amount so apportioned to the junior subordinate noteholders first to payment of interest and thereafter to the payment of principal;

     FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior noteholders entitled thereto;

     FIFTH (only if the Senior Asset Percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate noteholders entitled thereto;

     SIXTH (only if both the Senior Asset Percentage and the Subordinate Asset Percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate noteholders entitled thereto;

     SEVENTH, to the payment of termination payments then due and payable to swap counterparties under senior swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto;

     EIGHTH (only if the Senior Asset Percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of termination payments then due and payable to swap counterparties under subordinate swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto; and

     NINTH (only if the Subordinate Asset Percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of termination payments then due and payable to swap counterparties under junior subordinate swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto.

     If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such moneys will be applied as follows:

     FIRST, to the payment to the senior beneficiaries of all principal and interest then due on the senior notes and all other senior obligations (except certain termination payments due under swap agreements), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto;

     SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due on the subordinate notes and all other subordinate obligations (except certain termination payments due under swap agreements), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto;

     THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except certain termination payments due under swap agreements), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the persons entitled thereto;

     FOURTH, to the payment of the holders of the senior notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the senior noteholders entitled thereto;

     FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the subordinate noteholders entitled thereto;

     SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the junior subordinate noteholders entitled thereto;

     SEVENTH, to the payment of termination payments then due and unpaid to swap counterparties under senior swap agreements, ratably, according to the amounts due on such date, to the senior swap counterparties entitled thereto;

     EIGHTH, to the payment of termination payments then due and unpaid to swap counterparties under subordinate swap agreements, ratably, according to the amounts due on such date, to the subordinate swap counterparties entitled thereto, without any discrimination or preference; and

     NINTH to the payment of termination payments then due and unpaid to swap counterparties under junior subordinate swap agreements, ratably, according to the amounts due on such date, to the junior subordinate swap counterparties entitled thereto.

     If the principal of all outstanding notes has been declared due and payable and then been rescinded and annulled, then, the money held by the trustee under the indenture will be applied in accordance with the provisions above for payments following an event of default but prior to acceleration of all outstanding notes.

THE TRUSTEE

     Prior to the occurrence of an event of default which has not been cured, the trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the trustee is required to exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

     Before taking any action under the indenture, the trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

     The trustee may at any time resign upon 60 days' notice to the trust and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The trustee may be removed at any time by the trust, and the trust agrees to remove the trustee at the request of the holders of a majority in principal amount of notes outstanding except during the existence of an event of default. No such removal will be effective until the appointment of a successor trustee.

SUPPLEMENTAL INDENTURES

     SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF NOTEHOLDERS AND OTHER BENEFICIARIES. The trust can agree with the trustee to enter into any indentures supplemental to the indenture for any of the following purposes without notice to or the consent of noteholders or any other beneficiary:

     o to cure any ambiguity or formal defect or omission in the indenture or any supplemental indenture;

     o to grant to the trustee for the benefit of the beneficiaries any additional benefits, rights, remedies, powers, authority or security;

     o to describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture;

     o to evidence the appointment of a separate trustee or a co-trustee or the succession of a new trustee under the indenture;

     o to authorize the issuance of a series of notes, subject to the requirements of the indenture;

     o to modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statue, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

     o to modify the indenture as required by any credit facility provider or swap counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or swap counterparty guaranty at the time of issuance of a series of notes to which such agreement relates; provided that the each rating agency has confirmed that such modifications would not result in any withdrawal or downgrade of any then current rating on any outstanding notes; and provided further that no such modifications will be effective if the consent of any noteholders would be required therefore under the proviso described under "--Supplemental indentures requiring consent of noteholders and other beneficiaries" below and such consent has not been obtained or if the trustee determines that the modifications are to the prejudice of any other beneficiary;

     o to create additional funds, accounts or sub-accounts under the indenture;

     o to provide for an additional series of indenture obligations which is subordinate to each outstanding series of indenture obligations, except to the extent specifically authorized or permitted by the supplemental indenture authorizing the issuance of those outstanding indenture obligations or to the extent consented to by each beneficiary who would be adversely affected thereby; provided that each rating agency has confirmed that such additional series of indenture obligations would not result in a withdrawal or downgrade of any then current ratings on any outstanding notes; or

     o to make any other change in the indenture, if the trustee shall have received written confirmation from each rating agency that such change will not result in the reduction or withdrawal of any ratings then applicable to any outstanding notes.

     SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF NOTEHOLDERS AND OTHER BENEFICIARIES. The trust and the trustee also may enter into indentures supplemental to the indenture providing for any other amendment of the indenture, other than those listed in the paragraph below, upon receipt of an instrument evidencing the consent of:

     o if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes;

     o if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes;

     o if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes; and

     o each other party that any supplemental indenture specifies as being required to consent to the proposed amendment.

     All affected beneficiaries must consent to a supplemental indenture providing for any of the following:

     o an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise;

     o a reduction in the principal amount, redemption price or purchase price of any note or the rate of interest on that note;

     o a privilege or priority of any senior obligation over any other senior obligation;

     o a privilege or priority of any subordinate obligation over any other subordinate obligation;

     o a privilege of any senior notes over any subordinate notes or junior subordinate notes not already provided for in the indenture;

     o a privilege of any subordinate notes over any junior subordinate notes not already provided for in the indenture;

     o the surrender of a privilege or a priority granted by the indenture if that surrender is, in the judgment of the trustee, to the detriment of another beneficiary under the indenture;

     o a reduction or an increase in the aggregate principal amount of the notes required for consent to that supplemental indenture;

     o the creation of any lien ranking prior to or on a parity with the lien of the indenture on all or part of the trust estate, except as expressly permitted under the indenture;

     o the exclusion of any beneficiary from the benefit of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the indenture;

     o the modification of any of the provisions of the indenture described in this paragraph; or

     o the modification of any provision of a supplemental indenture that provides that it may not be modified without the consent of the holders of notes issued pursuant to that supplemental indenture or any notes of the same level of seniority or any beneficiary that has provided a credit enhancement facility or swap agreement of that level of seniority.

     RIGHTS OF TRUSTEE. If, in the opinion of the trustee, any supplemental indenture adversely affects the rights, duties or immunities of the trustee under the indenture or otherwise, the trustee may, in its discretion, decline to execute such supplemental indenture. The trustee is entitled to receive, and shall be fully protected in relying upon, an opinion of its counsel that any such supplemental indenture conforms to the requirements of the indenture.

     CONSENT OF TENDER AGENT, REMARKETING AGENTS, AUCTION AGENT, BROKER-DEALERS AND MARKET AGENT. So long as any tender agent agreement, remarketing agreement, auction agent agreement, broker-dealer agreement or market agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent, the remarketing agent, the auction agent, the broker-dealer or the market agent will become effective unless and until delivery to the trustee of a written consent of the tender agent, the remarketing agent, the auction agent or the broker-dealer, as the case may be, to that supplemental indenture.

SATISFACTION OF INDENTURE

     If the holders of the notes issued under the indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in the indenture, and if each other beneficiary is paid all payments then due to it, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

     Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

              DESCRIPTION OF CREDIT ENHANCEMENT AND SWAP AGREEMENTS

CREDIT ENHANCEMENT

     Credit enhancement may be provided with respect to one or more series of the notes. The amounts and types of credit enhancement and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more series of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

     The presence of the Reserve Fund and other forms of credit enhancement for the benefit of any series of notes is intended to enhance the likelihood that noteholders of a series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

     SUBORDINATE NOTES. The notes issued by the trust will be designated senior notes, subordinate notes or junior subordinate notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the senior noteholders, and the rights of the junior subordinate noteholders to receive distributions on any payment date will be subordinated to the corresponding rights of the subordinate noteholders and the senior noteholders. If so provided in the related prospectus supplement, the subordination of a series may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by one or more series of notes, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

     LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more series of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

     NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain series of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

     RESERVE FUND. In addition to the Reserve Fund described in this prospectus, one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

     Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

SWAP AGREEMENTS; SWAP PAYMENTS

     If so provided in a prospectus supplement, the trust may enter into a swap agreement, which is a written contract under which the trust becomes obligated to pay to a counterparty on specified payments dates certain amounts in exchange for the counterparty's obligation to make payments to the trust on specified payment dates in specified amounts. The trust's obligation to make payments in connection with a swap agreement may be secured by a pledge of and lien on the trust estate. The trust will not enter into a swap agreement unless the trustee has received a confirmation from each rating agency providing a rating for the trust's notes that the swap agreement will not adversely affect the rating on any of the notes.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

     The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

     The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

     Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

     o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

     o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

     o has agreed to promptly notify the holder of the loan of any address change; and

     o    meets the applicable "needs" requirements.

     Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

     The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

     Four types of loans are currently available under the Federal Family Education Loan Program:

     o    Subsidized Stafford Loans,

     o    Unsubsidized Stafford Loans,

     o    PLUS Loans, and

     o    Consolidation Loans.

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors

     The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan (the "Subsidized Stafford Loan"). Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans.

SUBSIDIZED FEDERAL STAFFORD LOANS

     GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

     Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

     Subsidized Stafford Loans are eligible for both interest subsidy payments and special allowance payments as described below under "--Interest subsidy payments" and "--Special allowance payments."

     INTEREST RATES FOR SUBSIDIZED FEDERAL STAFFORD LOANS. For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

          (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

          (2) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983;

          (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

          (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

          (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

     For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

          (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Subsidized Stafford Loan 8% per annum or

          (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

     o 7% per annum in the case of a Subsidized Stafford Loan made to a borrower who has a loan described in clause (1) above;

     o    8% per annum in the case of

          o a Subsidized Stafford Loan made to a borrower who has a loan described in clause (3) above,

          o a Subsidized Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

          o a Subsidized Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Subsidized Stafford Loan or an Unsubsidized Stafford Loan;

     o 9% per annum in the case of a Subsidized Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Subsidized Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Subsidized Stafford Loan or an Unsubsidized Stafford Loan; and

     o 10% per annum in the case of a Subsidized Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

     The interest rate on all Subsidized Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Subsidized Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

     For Subsidized Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

     For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED FEDERAL STAFFORD LOANS

     GENERAL. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Subsidized Stafford Loan maximum and their Subsidized Stafford eligibility through the Unsubsidized Stafford Loan Program. The general requirements for Unsubsidized Federal Stafford Loans ("Unsubsidized Stafford Loans") are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans are eligible for special allowance payments, as described below under "--Special allowance payments."

     INTEREST RATES FOR UNSUBSIDIZED FEDERAL STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

FEDERAL PLUS LOANS

     GENERAL. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

     INTEREST RATES FOR FEDERAL PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

     o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

     o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

     o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

     o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

     o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

     o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum; or

     o made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

     o the first disbursement of which is made on or after July 1, 2006, will be 7.9%.

     For any 12-month period beginning on July 1, 2001 or any succeeding year, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week before such June 26, will be substituted for the 52-week Treasury bill as the index for interest rate calculations.

FEDERAL SLS LOANS

     GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

     INTEREST RATES FOR FEDERAL SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

FEDERAL CONSOLIDATION LOANS

     GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, excluding Federal PLUS Loans made to "parent borrowers", selected by the borrower, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must:

     o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

     o    be in repayment status or in a grace period, or

     o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

     If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

     A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

     INTEREST RATES FOR FEDERAL CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans made on or after October 1, 1998 and before July 1, 2006 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. Consolidation Loans for which the application is received on or after July 1, 2006, will bear interest also at a rate per annum equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this prospectus.

MAXIMUM LOAN AMOUNTS

     Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Subsidized Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

     LOAN LIMITS FOR STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Subsidized Stafford and Unsubsidized Stafford Loans ("Stafford Loans") are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

     Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

     LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

     LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans".

DISBURSEMENT REQUIREMENTS

     The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

REPAYMENT

     REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Subsidized Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

     In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Subsidized Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

     INCOME SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

     DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

     o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

     o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

     o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

     o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under
          Section 501(c)(3) of the Code;

     o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

     o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

     o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

     o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

     o during a period, not in excess of 6 months, while the borrower is on parental leave; and

     o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

     For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

     o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary of Education;

     o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

     o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

     Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

     FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

     INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

FEES

     GUARANTEE FEE. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower.

     ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

     LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

     REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

     Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Subsidized Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Subsidized Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Subsidized Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

     The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

SPECIAL ALLOWANCE PAYMENTS

     The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

     Special Allowance Payments are generally payable, with respect to variable rate loans to which a maximum borrower interest rate applies, only when the maximum borrower interest rate is in effect. The Secretary of Education offsets Interest Subsidy Payments and Special Allowance Payments by the amount of origination fees and lender origination fees described above under "--Fees," whether or not the lender collects these amounts.

     FEDERAL SUBSIDIZED AND UNSUBSIDIZED STAFFORD LOANS. The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.


      DATE OF LOANS                                  ANNUALIZED SAP RATE
On or after October 1, 1981       T-Bill Rate less Applicable Interest Rate
                                  + 3.5%
On or after November 16, 1986     T-Bill Rate less Applicable Interest Rate
                                  + 3.25%
On or after October 1, 1992       T-Bill Rate less Applicable Interest Rate
                                  + 3.1%
On or after July 1, 1995          T-Bill Rate less Applicable Interest Rate
                                  + 3.1%(1)
On or after July 1, 1998          T-Bill Rate less Applicable Interest Rate
                                  + 2.8%(2)
On or after January 1, 2000       3 Month Commercial Paper Rate less Applicable
and before July 1, 2003           Interest Rate + 2.34%(3)

(1) Substitute 2.5% in this formula while such loans are in the in-school or grace period.

(2) Substitute 2.2% in this formula while such loans are in the in-school or grace period.

(3) Substitute 1.74% in this formula while such loans are in the in-school or grace period.

     The effective formulas for special allowance payment rates for Subsidized Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Subsidized Stafford Loans and Unsubsidized Stafford Loans acquired with proceeds of tax-exempt obligations, which rates effectively ensure an overall minimum return of 9.5% on such loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 are not assured of a minimum special allowance payment.

     PLUS AND CONSOLIDATION LOANS. The formula for Special Allowance Payment rates for PLUS and Consolidation Loans are as follows:

     DATE OF LOANS                       ANNUALIZED SAP RATE
On or after October 1, 1992      T-Bill Rate less Applicable Interest Rate +3.1%
On or after January 1, 2000      3 Month Commercial Paper Rate less Applicable
                                 Interest Rate +2.64%

     The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

     Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments.

                     DESCRIPTION OF THE GUARANTEE AGENCIES

     The student loans that the trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

     A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

     In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

     Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

     o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

     o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

     o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

     o the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

     o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

     Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

     The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

     The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

     Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

     Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

     There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

     Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

     GENERAL. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

     In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

     United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

     o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

     o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

     o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

     o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves and

     o    mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

     EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

     The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:


CLAIMS RATE                        FEDERAL PAYMENT
0% up to 5%              100%
5% up to 9%              100% of claims up to 5%; 90% of claims 5% and over
9% and over              100% of claims up to 5%; 90% of claims 5% and over,
                         up to 9%; 80% of claims 9% and over

     The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

     The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

     REIMBURSEMENT. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

     o the original principal amount of such loans that have been fully repaid, and

     o the original amount of such loans for which the first principal installment payment has not become due.

Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

     Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

     Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

     Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

     A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

     REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

     ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

     Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

     The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

     o    that completed loan applications be processed;

     o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

     o the borrower's responsibilities under the loan be explained to him or her;

     o    the promissory note evidencing the loan be executed by the borrower;
          and

     o that the loan proceeds be disbursed by the lender in a specified manner.

     After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

DIRECT LOANS

     The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

     The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

     It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

OTHER GUARANTEE AGENCIES

     Although the student loans that comprise the assets of the trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, the trust may acquire student loans that are guaranteed by other guarantee agencies with the approval of the rating agencies.

                   THE TRUSTEE AND THE ELIGIBLE LENDER TRUSTEE

     Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the State of New York, is the trustee under the indenture. The office of the trustee for purposes of administering the trust estate and its other obligations under the indenture is Deutsche Bank Trust Company Americas, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust-Structured Finance, with a copy to Deutsche Bank Trust Company Americas, 100 Plaza One, MSJCY03-0606, Jersey City, New Jersey, Attention: Corporate Trust-Structured Finance.

     The Higher Education Act provides that only "eligible lenders" (defined to include banks and certain other entities) may hold title to student loans made under the FFEL Program. Because the trust does not qualify as an "eligible lender," Deutsche Bank Trust Company Americas, in its capacity as eligible lender trustee, will hold title to all student loans on behalf of the trust. The eligible lender trustee will agree under the eligible lender trust agreement to maintain its status as an "eligible lender" under the Higher Education Act. In addition, the eligible lender trustee on behalf of the trust will enter into a guarantee agreement with each of the guarantee agencies that have guaranteed the trust's student loans. Failure of the student loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments. See "Description Of The Federal Family Education Loan Program" and "Risk Factors--Payment offsets by guarantee agencies or the Department of Education could prevent the trust from paying you the full amount of the principal and interest due on your notes" in the prospectus.

                              THE DELAWARE TRUSTEE

     Wilmington Trust Company will be the Delaware trustee pursuant to the trust agreement.

     The Delaware trustee will at all times be a person satisfying the provisions of the Delaware statutory trust statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least BBB from S&P and Baa2 from Moody's. If that person will publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of the trust agreement, the combined capital and surplus of that person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Delaware trustee will cease to be eligible in accordance with the provisions of the trust agreement, the Delaware trustee will resign immediately in the manner and with the effect specified in the trust agreement.

     The Delaware trustee may at any time resign and be discharged by giving written notice thereof to the issuer administrator. Upon receiving the notice of resignation, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Delaware trustee and one copy to the successor Delaware Trustee. If no successor Delaware trustee will have been so appointed and have accepted appointment within 60 days after the giving of the notice of resignation, the resigning Delaware trustee, at the expense of the issuer administrator, may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.

     If at any time the Delaware trustee ceases to be eligible in accordance with the provisions of the trust agreement and fails to resign after written request therefor by the issuer administrator, or if at any time the Delaware trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Delaware trustee or of its property is appointed, or any public officer takes charge or control of the Delaware trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the issuer administrator may remove the Delaware trustee. If the issuer administrator removes the Delaware trustee under the authority of the immediately preceding sentence, the issuer administrator will promptly appoint a successor Delaware trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware trustee so removed and one copy to the successor Delaware trustee, and shall pay all fees owned to the outgoing Delaware trustee in its individual capacity.

     Any resignation or removal of the Delaware trustee and appointment of a successor Delaware trustee pursuant to any of the provisions of the trust agreement shall not become effective until acceptance of appointment by the successor Delaware trustee pursuant to the trust agreement and, in the case of removal, payment of all fees and expenses owed to the outgoing Delaware trustee in its individual capacity. The issuer administrator will provide notice of that resignation or removal of the Delaware trustee to the rating agencies.

     The Delaware trustee has not participated in the preparation of this offering memorandum and shall incur no personal liability in connection herewith.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Stroock & Stroock & Lavan LLP, as tax counsel to College Loan Corporation. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

     The trust and the holders will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of the trust secured by the student loans. The trust and the holders, by accepting the notes, have agreed to treat the notes as indebtedness of the trust for federal income tax purposes. The trust intends to treat the issuance of notes pursuant to this prospectus and the applicable prospectus supplement as financings reflecting the notes as its indebtedness for tax and financial accounting purposes.

     Based upon certain assumptions and certain representations of College Loan Corporation, Stroock & Stroock & Lavan LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Stroock & Stroock & Lavan LLP has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the holders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

     If, instead of treating the transaction as creating secured debt in the form of the series issued by the trust as a separate entity, the transaction were treated as creating a partnership among the holders, the servicers and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicers, the trust and each holder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holder could differ if the notes were held to constitute partnership interests, rather than indebtedness.

     If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the holders were deemed to have acquired stock or other equity interests in the trust. However, as noted above, College Loan Corporation has been advised that the notes would be treated as debt of the respective trust for federal income tax purposes and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST INCOME OF HOLDERS

     Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the holders in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified DE MINIMIS amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument as it accrues, without regard to the timing of the receipt of the cash attributable to such income or to the holder's method of accounting. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

     Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. College Loan Corporation expects that interest payable with respect to the senior and subordinate notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the subordinate notes may not be qualified stated interest because such payments are not unconditional and that the subordinate notes are issued with original issue discount.

     Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential holders or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

     A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified DE MINIMIS amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

     In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

SALE OR EXCHANGE OF NOTES

     If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for assets held for more than twelve months is 20%. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

     If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

BACKUP WITHHOLDING

     Certain purchasers may be subject to backup withholding with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE, LOCAL OR FOREIGN TAXATION

     College Loan Corporation makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

     Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then College Loan Corporation believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential holder should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

TAX-EXEMPT INVESTORS

     In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised College Loan Corporation that the notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any holder incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt holder from the calculation of unrelated business taxable income. Each potential tax-exempt holder is urged to consult its own tax advisor regarding the application of these provisions.

FOREIGN INVESTORS

     A holder which is not a U.S. person ("foreign holder") will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder and stating, among other things, that the foreign holder is not a U.S. person, and (2) the foreign holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. A "U.S. person" is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

     Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or their disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is freely connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Income Retirement Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans, (each a "Plan"), from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under regulations issued by the United States Department of Labor, (the "Plan Asset Regulations"), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, College Loan Corporation believes the notes issued by the trust would be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. Other exceptions, if any, from application of the Plan Asset Regulations available with respect to any notes will be discussed in the related prospectus supplement.

     However, without regard to whether notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if College Loan Corporation, any servicer, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Department of Labor Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

     A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA, whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

     Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                              PLAN OF DISTRIBUTION

     The trust may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, the trust may sell these notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

     The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

     In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from the trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from the trust will be described, in the applicable prospectus supplement.

     The trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

     If so indicated in the prospectus supplement, the trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

     The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

     Certain legal and tax matters will be passed upon by Stroock & Stroock & Lavan LLP, as counsel to the trust. Other counsel, if any, passing upon legal matters for the trust or any placement agent or underwriter will be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of the trust. Accordingly, it has been determined that financial statements for the trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trust are not included in this prospectus, and will not be included in any prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for series of notes will be described in the related prospectus supplement.

     A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

     The trust is subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

     We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to College Loan Corporation, Bernardo Executive Center, 16855 West Bernardo Drive, San Diego, California 92127, or by phone by contacting Investor Relations at (888) 972-6311.

     You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at HTTP://WWW.SEC.GOV from which our registration statement and reports are available.

                                GLOSSARY OF TERMS

     Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

     "ACTING BENEFICIARIES UPON DEFAULT" means:

     o    at any time that any senior obligations are outstanding:

          o with respect to directing the trustee to accelerate the outstanding notes:

          o upon any of the first four events of default listed under "Summary of the Indenture Provisions--Events of default" in this prospectus, the holders of a majority in aggregate principal amount of senior notes outstanding and

     o upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

     o with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default:

          o the holders of a majority in aggregate principal amount of the senior notes outstanding, unless the trustee shall receive conflicting requests or directions from an other senior beneficiary; or

          o any other senior beneficiary, unless the trustee determines that the requested action is not in the overall interest of the senior beneficiaries or receives conflicting requests or directions from another other senior beneficiary or the holders of a majority in aggregate principal amount of the senior notes outstanding; and

          o with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding or any other senior beneficiary;

     o at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

          o with respect to directing the trustee to accelerate the outstanding notes:

               o upon any of the first four events of default listed under "Summary of the Indenture Provisions--Events of default" in this prospectus, the holders of a majority in aggregate principal amount of subordinate notes outstanding and

               o upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

          o with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default:

               o the holders of a majority in aggregate principal amount of the subordinate notes outstanding, unless the trustee shall receive conflicting requests or directions from an other subordinate beneficiary; or

               o any other subordinate beneficiary, unless the trustee determines that the requested action is not in the overall interest of the subordinate beneficiaries or receives conflicting requests or directions from another other subordinate beneficiary or the holders of a majority in aggregate principal amount of the subordinate notes outstanding; and

          o with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding or any other subordinate beneficiary;

               and

          o at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate notes are outstanding, the holders of a majority in aggregate principal amount of junior subordinate notes outstanding.

     "BENEFICIAL OWNER" means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book-entry system or by a participant or indirect participant in such securities depository, as the case may be.

     "BENEFICIARIES" means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.

     "CARRY-OVER AMOUNT" means, if specified in a prospectus supplement relating to a series of notes bearing interest based on an auction rate, the amount of interest accrued on a note at its applicable auction rate that exceeds the amount of interest accrued on that note by a specified amount or percentage, and the unpaid portion of any such excess from prior periods.

     "COLLECTION PERIOD" means, for any payment date, the calendar month immediately preceding the month in which such payment date occurs, or any other period specified in a prospectus supplement.

     "CREDIT ENHANCEMENT FACILITY" means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

     o an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof) or

     o a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of notes on the date specified in a prospectus supplement.

     "CREDIT FACILITY PROVIDER" means any institution engaged by the trust pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the trust's obligation to purchase notes of one or more series on the date specified in a prospectus supplement.

     "ELIGIBLE LOAN" means a student loan which:

     o    has been or will be made to a borrower for post-secondary education;

     o    is a guaranteed student loan under the Higher Education Act; and

     o is an "eligible loan" as defined in Section 438 of the Higher Education Act for purposes of receiving special allowance payments to the extent permitted by the Higher Education Act; provided, however, that no more than 5% of the principal balance of the trust's student loans may include consolidation loans for which no Special Allowance Payment is permitted to be paid pursuant to the Higher Education Act and no more than 10% of the principal balance of the trust's student loans may be eligible loans made with respect to students attending proprietary schools.

     "FEDERAL REIMBURSEMENT CONTRACT" means any agreement between a guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including partial reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest subsidy payments to holders of qualifying student loans guaranteed by the guarantee agency.

     "FFEL PROGRAM" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

     "GUARANTEE" or "GUARANTEED" means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan and the coverage of such student loan by one or more Federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.

     "GUARANTEE AGENCY" means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any successor and assignee of that guarantor.

     "GUARANTEE AGREEMENT" means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing the trust's student loans, to the extent provided in the Higher Education Act.

     "HIGHER EDUCATION ACT" means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated under that act.

     "HOLDER," means the person in whose name a note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.

     "INDENTURE OBLIGATIONS" means the senior obligations, the subordinate obligations and the junior subordinated obligations.

     "INTEREST PAYMENT DATE" means, with respect to any note, each regularly scheduled interest payment date on that note as specified in the related prospectus supplement; or, with respect to the payment of interest upon acceleration of the notes or the payment of defaulted interest, the date on which interest is payable under the indenture.

     "INTEREST PERIOD" means the period during which interest accrues on a note, as specified in the related supplemental indenture.

     "JUNIOR SUBORDINATE BENEFICIARIES" means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.

     "JUNIOR SUBORDINATE CREDIT ENHANCEMENT FACILITY" means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.

     "JUNIOR SUBORDINATE CREDIT FACILITY PROVIDER" means any person who provides a junior subordinate credit enhancement facility.

     "JUNIOR SUBORDINATE NOTES" means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.

     "JUNIOR SUBORDINATE OBLIGATIONS" means, collectively, the junior subordinate notes and any other junior subordinate obligations.

     "JUNIOR SUBORDINATE SWAP AGREEMENT" means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.

     "JUNIOR SUBORDINATE SWAP COUNTERPARTY" means any person who provides a junior subordinate swap agreement.

     "MONTHLY CALCULATION DATE" means the twenty-fifth day of each calendar month (or, if such twenty-fifth day is not a business day, the next succeeding business day).

     "OTHER BENEFICIARY" means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.

     "OTHER INDENTURE OBLIGATIONS" means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.

     "OTHER JUNIOR SUBORDINATE BENEFICIARY" means a person or entity who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.

     "OTHER JUNIOR SUBORDINATE OBLIGATIONS" means the trust's obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.

     "OTHER SENIOR BENEFICIARY" means a person or entity who is a senior beneficiary other than as a result of ownership of senior notes.

     "OTHER SENIOR OBLIGATIONS" means the trust's obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

     "OTHER SUBORDINATE BENEFICIARY" means a person or entity who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

     "OTHER SUBORDINATE OBLIGATIONS" means the trust's obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

     "PAYMENT DATE" means, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled payment.

     "PRINCIPAL BALANCE" means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.

     "RATING AGENCY" means:

     o with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the trust and

     o with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.

     "RESERVE FUND REQUIREMENT" means at any time, an amount equal to:

     o    0.75% of the aggregate principal amount of notes then outstanding or

     o such other lesser or greater amount specified as the reserve fund requirement in a supplemental indenture, provided that in no event will the amount on deposit be less than $500,000.

     "SECRETARY" or "SECRETARY OF EDUCATION" means the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

     "SENIOR ASSET PERCENTAGE" means, as of the date of determination, the percentage resulting by dividing:

     o    the aggregate value of the trust's assets less the sum of

          (1)  all accrued interest on outstanding senior notes,

          (2)  all accrued trust swap payments on senior swap agreements and

          (3) all accrued fees with respect to senior credit enhancement facilities by

     o    the aggregate principal amount of outstanding senior notes.

     "SENIOR ASSET REQUIREMENT" means that the Senior Asset Percentage is at least 107% and the Subordinate Asset Percentage is at least 100.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

     "SENIOR BENEFICIARIES" means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.

     "SENIOR CREDIT ENHANCEMENT FACILITY" means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.

     "SENIOR CREDIT FACILITY PROVIDER" means any person or entity who provides a senior credit enhancement facility.

     "SENIOR NOTES" means any notes designated in a supplemental indenture as senior notes, which are secured under the indenture on a basis senior to any subordinate obligations and any junior subordinate obligations, and on a parity with other senior obligations.

     "SENIOR OBLIGATIONS" means, collectively, the senior notes and the other senior obligations.

     "SENIOR SWAP AGREEMENT" means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.

     "SENIOR SWAP COUNTERPARTY" means any person or entity who provides a senior swap agreement.

     "SPECIAL ALLOWANCE PAYMENTS" means Special Allowance Payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

     "SUBORDINATE ASSET PERCENTAGE" means, as of the date of determination, the percentage resulting by dividing:

     o    the aggregate value of the trust's assets less the sum of

          (1) all accrued interest on outstanding senior notes and outstanding subordinate notes,

          (2) all accrued trust swap payments (other than with respect to junior subordinate swap agreements) and

          (3) all accrued fees with respect to credit enhancement facilities (other than with respect to junior subordinate credit enhancement facilities)

               by

     o the aggregate principal amount of outstanding senior notes and outstanding subordinate notes.

     "SUBORDINATE BENEFICIARIES" means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.

     "SUBORDINATE CREDIT ENHANCEMENT FACILITY" means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.

     "SUBORDINATE CREDIT FACILITY PROVIDER" means any person or entity who provides a subordinate credit enhancement facility.

     "SUBORDINATE NOTES" means any notes designated in a supplemental indenture as subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations, on a basis senior to any junior subordinate obligations and on a parity with other subordinate obligations.

     "SUBORDINATE OBLIGATIONS" means, collectively, the subordinate notes and the other subordinate obligations.

     "SUBORDINATE SWAP AGREEMENT" means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.

     "SUBORDINATE SWAP COUNTERPARTY" means any person or entity who provides a subordinate swap agreement.

     "SWAP AGREEMENT" means an interest rate or other hedge agreement between the trust and a swap counterparty as supplemented or amended from time to time.

     "SWAP COUNTERPARTY" means any person or entity with whom the trust shall, from time to time, enter into a swap agreement.

     "UNSUBSIDIZED STAFFORD LOAN" means a student loan made pursuant to Section 428H of the Higher Education Act.

                                   APPENDIX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

     Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

     Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN THE DEPOSITORY TRUST COMPANY PARTICIPANTS. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN THE DEPOSITORY TRUST COMPANY SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND THE DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

     o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     o such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form 1001 may be filed by the Note Owners or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

     The term "U.S. Person" means:

     o    a citizen or resident of the United States,

     o a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia),

     o an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

     o a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.

                                $________________

                         STUDENT LOAN ASSET-BACKED NOTES

                        COLLEGE LOAN CORPORATION TRUST I
                                     Issuer

                            COLLEGE LOAN CORPORATION
                       Depositor and Issuer Administrator

                                   ___________

                     P R O S P E C T U S S U P P L E M E N T
                                   ___________


                                   ___________



                                   __________

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

     WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

     Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      SEC Registration Fee................................         $105,181.10*
      Printing and Engraving Expenses.....................          $25,000.00*
      Trustee Fees and Expenses...........................          $20,000.00*
      Legal Fees and Expenses.............................         $200,000.00*
      Blue Sky Fees and Expenses..........................           $2,000.00*
      Accounting Fees and Expenses........................          $20,000.00*
      Rating Agency Fees..................................          $25,000.00*
      Miscellaneous Fees and Expenses.....................          $50,000.00*
                                                                   -------------
               Total Expenses.............................         $447,181.10*
                                                                   =============

     * All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $1,300,000.00 of Securities registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following applies to College Loan Corporation:

     The Articles of Incorporation of College Loan Corporation provide that it is authorized to provide indemnification of Agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with Agents, or both, in excess of the indemnification provided for by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code. It also provides that the liability of the directors of the corporation for monetary damages shall be limited to the fullest extent permissible under California law.

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion,
(iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     Section 317(g) of the Corporations Code provides that a corporation may provide in its by-laws, by agreement, vote of shareholders or disinterested directors, or otherwise, for additional indemnification not provided for pursuant to Section 317(g), to the extent these additional rights to indemnifications are authorized in the corporation's articles of incorporation. These additional rights not provided for in Section 317 may include additional indemnification of Agents for acts, omissions and actions (i) that (as contemplated by Section 317) do not involve breaches of an Agent's duty to the corporation and its shareholders and (ii) that do involve breaches of duty to the corporation and its shareholders, as referred to in, and subject to the limitations set forth under, Section 204(a) of the Corporations Code. A provision in a company's articles of incorporation authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof, shall be construed to be a provision for the additional indemnification specified in clauses (i) and (ii) of the immediately preceding sentence.

     Section 204(a)(11) does not permit indemnification of Agents of the corporation for any acts, omissions or transactions that involve a breach of duty to the corporation or its stockholders (i) if those acts or omissions involved intentional misconduct or a knowing and culpable violation of law, (ii) if the Agent believed those acts or omissions to be contrary to the best interests of the corporation or its shareholders or those acts or omissions involved the absence of good faith on the part of the Agent, (iii) if the Agent derived an improper personal benefit from a transaction, (iv) if those acts or omissions showed a reckless disregard for the Agent's duty to the corporation or its shareholders in circumstances in which the Agent was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the corporation or its shareholders, (v) if those acts or omissions constituted an unexcused pattern of inattention that amounts to an abdications of the Agent's duty to the corporation or its shareholders or (vi) under Section 310 of the Corporations Code, (vii) under Section 316 of the Corporations Code or (vii) to the extent expressly prohibited under Section 317 of the Corporations Code.

     College Loan Corporation maintains $5,000,000 of directors' and officers' insurance.

ITEM 16.  EXHIBITS.

     The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

   EXHIBIT NO.      DESCRIPTION

     1.1            Form of Underwriting Agreement*

     4.1            Form of Indenture of Trust*

     4.2            Form of Supplemental Indenture*

     4.3            Amended and Restated Trust Agreement*

     5.1 Opinion of Stroock & Stroock & Lavan LLP with respect to legality*

     8.1 Opinion of Stroock & Stroock & Lavan LLP regarding tax matters (included in Exhibit 5.1)*

     25.1           Statement of eligibility of trustee on Form T-1*


* Filed herewith.

ITEM 17.  UNDERTAKINGS.

The undersigned Co-Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post--effective amendment to the Registration Statement:

          (a) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1) (a) and (1) (b) do not apply if the information required to be included in a post--effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Co-Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each undersigned Co-Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of that Co-Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Co-Registrant pursuant to the foregoing provisions in Item 15, or otherwise, each Co-Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Co-Registrants of expenses incurred or paid by a director, officer or controlling person of each Co-Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) The undersigned Co-Registrants hereby undertake that:

          (a) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Co-Registrants pursuant to Rule 424(b)
     (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(7) The undersigned Co-Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 10, 2003.

                                        College Loan Corporation, as Co-
                                        Registrant

                                        By:  /s/ Cary Katz
                                             -----------------------------------
                                             Name:     Cary Katz
                                             Title:    President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                           DATE

/s/ Cary Katz                              President and Chief Executive           September 10, 2003
--------------------------------------     Officer
Name: Cary Katz                            (Principal Executive Officer)

/s/ Paul Marble                            Chief Financial Officer                 September 10, 2003
--------------------------------------     (Principal Financial Officer)
Name: Paul Marble

/S/ JOHN FALB                              Treasurer                               September 10, 2003
--------------------------------------     (Principal Accounting Officer)
Name: John Falb

Board of Directors of College Loan
Corporation:

/s/ CARY KATZ                               Director                               September 10, 2003
--------------------------------------
Name:  Cary Katz

/S/ PAUL MARBLE                             Director                               September 10, 2003
--------------------------------------
Name:  Paul Marble

/S/ CURTIS MCCLAM                           Director                               September 10, 2003
--------------------------------------
  Name:  Curtis McClam

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 10, 2003.

                                      College Loan Corporation Trust I,
                                      as Co-Registrant, by College Loan LLC,
                                      as Sponsor

                                      By: /s/ Cary Katz
                                          --------------------------------------
                                          Name:  Cary Katz
                                          Title: Chief Executive Officer of
                                                 College Loan LLC

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                                   DATE


/s/ Cary Katz                              Chief Executive Officer of College             September 10, 2003
--------------------------------------     Loan LLC
Name: Cary Katz                            (Principal Executive Officer)


/s/ Paul Marble                            Chief Financial Officer of College             September 10, 2003
--------------------------------------     Loan LLC
Name: Paul Marble                          (Principal Financial Officer)

/S/ JOHN FALB                              Treasurer of College Loan LLC                  September 10, 2003
--------------------------------------     (Principal Accounting Officer)
Name: John Falb

                                           Sole Member and Manager of College
College Loan Corporation                              Loan LLC                            September 10, 2003

By:  /s/ Cary Katz
     ----------------------------
     Name: Cary Katz
     Title: President



                                INDEX TO EXHIBITS

Exhibit
NUMBER            EXHIBIT

   1.1.           Form of Underwriting Agreement.*
   4.1.           Form of Indenture of Trust.*
   4.2            Form of Supplemental Indenture*
   4.3.           Amended and Restated Trust Agreement.*
   5.1.           Opinion of Stroock & Stroock & Lavan LLP with respect to
                  legality.*
   8.1. Opinion of Stroock & Stroock & Lavan LLP regarding tax matters (contained in Exhibit 5.1).*
   23.1.          Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit
                  5.1).*
   25.1.          Statement of eligibility of trustee on Form T-1.*
_____________________
     *   Filed herewith.

                 SUBJECT TO COMPLETION, Dated ________ ___, 20__